                                                                   Exhibit 10.38

                              ACQUISITION AGREEMENT

                                  by and among

                             ZWEIG/GLASER ADVISERS,

                              EUCLID ADVISORS LLC,

                              ZWEIG ADVISORS INC.,

                       ZWEIG TOTAL RETURN ADVISORS, INC.,

                             ZWEIG SECURITIES CORP.,

                         THE EQUITYHOLDERS NAMED HEREIN,

                                       AND

                        PHOENIX INVESTMENT PARTNERS, LTD.

                          Dated as of December 15, 1998

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS..................................................     1
      1.1.  Defined Terms................................................     1
      1.2.  Other Defined Terms..........................................     7


ARTICLE 2 - PURCHASE AND SALE OF SHARES AND PARTNERSHIP INTERESTS........    ..
      2.1.  Shares and Partnership Interests To Be Transferred...........     8
      2.2.  Determination of Estimated Closing Date Payment Amount.......     8
      2.3   Instruments of Transfer; Payment of Purchase Price...........     8
      2.4.  Determination of Post-Closing Payment Adjustment.............     9
      2.5.  Earn-Out Payments............................................     9
      2.6.  Mechanics of Earn-Out Payments...............................    10


ARTICLE 3 - CLOSING......................................................    11
      3.1.  Closing......................................................    11
      3.2.  Conditions to Obligations of the Equityholders on the
              Closing Date                                                   11
      3.3.  Conditions to Obligations of Buyer on the Closing Date.......    12


ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE
              EQUITYHOLDERS                                                  14
      4.1.  Organization, Standing and Authority.........................    14
      4.2.  Subsidiaries.................................................    15
      4.3.  Authorization................................................    15
      4.4.  Organizational Documents.....................................    15
      4.5.  No Violation.................................................    15
      4.6.  Governmental Authorization...................................    16
      4.7.  Authorized Capital Stock:  Ownership of Shares and
              Partnership Interests......................................    16
      4.8.  Financial Statements.........................................    16
      4.9.  Absence of Undisclosed Liabilities...........................    16
      4.10. Accounts Receivable..........................................    16
      4.11. Absence of Certain Changes...................................    17
      4.12. Litigation...................................................    17
      4.13. Technology and Intellectual Property.........................    18
      4.14. Contracts....................................................    18
      4.15. No Default Under Contracts or Agreements.....................    19
      4.16. Compliance with Laws.........................................    19
      4.17. Business; Registrations......................................    19
      4.18. Investment Contracts and Clients.............................    20
      4.19. Taxes........................................................    21
      4.20. Employee Benefit Plans.......................................    22
      4.21. Partners, Shareholders, Officers and Employees...............    24
      4.22. Insurance....................................................    25
      4.23. Transactions with Interested Persons.........................    25
      4.24. Certain Additional Representations and Warranties as to
              the Funds..................................................    25
      4.25. No Other Agreements to Sell..................................    29
      4.26. No Brokers...................................................    29
      4.27. Title to Assets and Properties...............................    29
      4.28. Filing Documents.............................................    29
      4.29. Environmental Matters........................................    29
      4.30. B Share Financing Contracts..................................    29
      4.31. Accuracy of Documents and Information........................    30
      4.32. Information in Proxy Materials of the Funds..................    30


ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BUYER......................    30
      5.1.  Organization and Standing....................................    30
      5.2.  Authorization................................................    30
      5.3.  No Violation.................................................    31
      5.4.  Governmental Authorization...................................    31
      5.5.  Financial Statements.........................................    31
      5.6.  Absence of Certain Changes...................................    32
      5.7.  Litigation...................................................    32
      5.8.  Compliance with Laws.........................................    32
      5.9.  Business; Registrations......................................    32
      5.10. Filing Documents.............................................    32
      5.11. No Brokers...................................................    32
      5.12. Cash Consideration...........................................    33
      5.13. Section 15 of the Investment Company Act.....................    33
      5.14. Information in Proxy Materials of the Funds..................    33

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
ARTICLE 6 - CONDUCT OF BUSINESS PRIOR TO THE CLOSING.....................    33
      6.1.  Conduct Prior to Closing.....................................    33
      6.2.  Consents and Approvals.......................................    35
      6.3   B Share Financing Contracts..................................    37
      6.4   C Share Financing Contract...................................    37
      6.5   Year 2000 Compliance.........................................    37


ARTICLE 7 - ADDITIONAL AGREEMENTS........................................    38
      7.1.  Current Information; Notification of Certain Matters.........    38
      7.2.  Access; Confidential Information.............................    38
      7.3.  Third Party Proposals........................................    39
      7.4.  Publicity....................................................    39
      7.5.  Satisfaction of Conditions in Section 15(f) of the Investment
              Company Act                                                    39
      7.6.  Name Change for Funds........................................    40
      7.7.  Further Assurances...........................................    40
      7.8.  Aggregate Capital; Liquid Assets.............................    40
      7.9.  Lease........................................................    40
      7.10. State Takeover Statutes......................................    40
      7.11. Employees, Employee Benefits.................................    40
      7.12. Officers' and Directors' Indemnification and Insurance.......    40
      7.13. Buyer Reliance Upon Equityholder Designee; Equityholder
              Designee Indemnification...................................    41


ARTICLE 8 - TERMINATION..................................................    41
      8.1.  Termination..................................................    41
      8.2.  Survival After Termination...................................    42


ARTICLE 9 - INDEMNIFICATION..............................................    42
      9.1.  Indemnification..............................................    42


ARTICLE 10 - TAX MATTERS.................................................    44
      10.1. Section 338(h)(10) Election..................................    44
      10.2. Section 754 Election.........................................    45
      10.3. Tax Covenants................................................    45
      10.4. Pre-Closing Taxes and Tax Refunds; Amendment of Returns......    46
      10.5. Assistance and Cooperation...................................    46
      10.6. Contests and Payment Procedures..............................    47


ARTICLE 11 - MISCELLANEOUS...............................................    47
      11.1. Survival of Representations and Warranties...................    47
      11.2. Expenses; Transfer Taxes.....................................    47
      11.3. Set-Off......................................................    47
      11.4  Consolidation................................................    47
      11.5. Notices......................................................    47
      11.6. Counterparts.................................................    48
      11.7. Governing Law................................................    48
      11.8. Waiver; Amendment............................................    48
      11.9. Entire Agreement; Persons Benefiting; Etc....................    49
      11.10 Consent to Jurisdiction......................................    49

EXHIBITS:

      Exhibit A  -  Form of Employment  Agreement

      Exhibit B  -  Form  of Noncompetition/Nonsolicitation Agreement

      Exhibit C  -  Form of Opinion of Counsel for Buyer

      Exhibit D  -  Form of Opinion of Wachtell, Lipton, Rosen & Katz

      Exhibit E  -  Form of Servicing Agreement

      Exhibit F  -  Form of Agreement for Use of "Zweig" Name

      Exhibit G  -  Terms of Escrow Agreement


SCHEDULES:

      Schedule A       - List of Equityholders and ownership of Partnership
                         Interest and Shares

      Schedule 1.1     - Affiliated Investment Partnership Management Companies

      Schedule 2.3     - Estimated Closing Date Payment Schedule

      Schedule 3.2(e)  - Persons entering into Employment Agreements

      Schedule 3.3(k)  -  Persons entering into Noncompetition/Nonsolicitation
                          Agreements

      Schedule 10.1    - Allocation of purchase price

                             ACQUISITION AGREEMENT


            ACQUISITION AGREEMENT, dated as of December 15, 1998, by and among Phoenix Investment Partners, Ltd., a Delaware corporation ("Buyer"), Zweig/Glaser Advisers, a New York general partnership ("ZGA"), Zweig Advisors Inc., a Delaware corporation ("ZADV"), Zweig Total Return Advisors, Inc., a Delaware corporation ("ZTRA"), Euclid Advisors LLC, a New York limited liability company ("Euclid") and Zweig Securities Corp., a New York corporation ("ZSC" and, together with ZGA, ZADV, ZTRA and Euclid, the "Companies" and each a "Company") and the Equityholders (as defined below).

            WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, Buyer wishes to acquire all of the capital stock and partnership interests, as applicable, of the Companies; and

            WHEREAS, the stockholders and general partners, as applicable, listed on Schedule A hereto, being the Partners of ZGA holding all of the Partnership Interests in ZGA and the Shareholders of ZADV, ZTRA and ZSC holding all of the Shares of ZADV, ZTRA and ZSC (collectively, including their successors and permitted transferees, the "Equityholders"), wish to sell their Partnership Interests and Shares, as applicable, to Buyer;

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and subject to the conditions and other terms herein set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1. Defined Terms. As used herein, the terms below shall have the following meanings:

            "Action" means any claim, action, suit, proceeding, investigation, inspection, examination or audit, whether at law or in equity, or by or before any court, arbitrator, arbitration panel or Governmental Entity.

            "Advisers Act" means, the Investment Advisers Act of 1940, as amended (together with the rules and regulations promulgated thereunder).

            "Affiliate" means, when used with respect to a specified Person, another Person that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used herein, the term "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another Person.

            "Affiliated Investment Partnership Management Companies" means the entities listed on Schedule 1.1 hereto.

            "Aggregate Capital" means, as of the Closing Date, the sum of the total assets minus the total liabilities of each of the Companies as shown on the Closing Balance Sheets prepared in accordance with GAAP.

            "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretations, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of the NASD or any other self-regulatory organization) applicable to the Companies, the Equityholders, the Funds, Buyer or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

            "Applicable Multiplier" means in the case of (i) the 1999 Measurement Date, 4.0, (ii) the 2000 Measurement Date, 4.5 and (iii) the 2001 Measurement Date, 5.0.

            "Audited Balance Sheets" means the audited balance sheets of each Company as of December 31, 1997, 1996 and 1995, together in each case with the related notes thereon and the related unqualified reports of PricewaterhouseCoopers LLP.

            "Audited Financial Statements" means the Audited Balance Sheets and the audited statements of income, changes in partners' capital, members' capital or stockholders' equity, as the case may be, and cash flows of each Company for the years ended December 31, 1997, 1996 and 1995, together in each case with the related notes thereon and the related unqualified reports of PricewaterhouseCoopers LLP.

     "Balance Sheets" means the unaudited balance sheets of each Company as of the Balance Sheet Date, together with the related notes thereon.

     "Balance Sheet Date" means September 30, 1998.

     "Brokerage Services" means any services which involve the effecting of transactions in securities or the buying and selling of securities as part of a regular business.

     "Businesses" means the businesses of all of the Companies.

     "Business Day" shall mean any day that the New York Stock Exchange is normally open for trading and that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for regular banking business.

     "Buyer" has the meaning given such term in the recitals.

     "Client" means any client to which any Company provides investment management or investment advisory services, including sub-advisory services, underwriting or distribution services or administrative services on the date of this Agreement.

     "Closing" means the consummation of the transactions involving the purchase and sale of the Partnership Interests and Shares as contemplated by this Agreement, as more particularly described in Article 3.

     "Closing Date" means (i) the fifth Business Day following the day on which all approvals described in Section 3.3(f) shall have been obtained or (ii) such other date as Buyer and the Equityholders may agree.

     "Closing Date Payment Amount" means $135,000,000, subject to adjustment as provided below. If the Closing Run Rate Revenues at the Closing Date are less than 90% of the Reference Run Rate Revenues, the Closing Date Payment Amount shall be reduced by 2.0% for each percentage point by which the Closing Run Rate Revenues are less than 90% but greater than or equal to 80% of the Reference Run Rate Revenues. If the Closing Run Rate Revenues at the Closing Date are less than 80% of the Reference Run Rate Revenues, the Closing Date Payment Amount shall be further reduced by 4.0% for each percentage point by which the Closing Run Rate Revenues are less than 80% but greater than or equal to 70% of the Reference Run Rate Revenues. In the event the shortfall includes a fraction of a percent, the reduction in the Closing Date Payment Amount shall be computed by interpolation. In no event shall the Closing Date Payment Amount be less than $54,000,000.

     "Closing Run Rate Revenues" means, as of the Determination Date for purposes of determining the Estimated Closing Date Payment Amount and as of the Closing Date for purposes of determining the Closing Date Payment Amount, an amount equal to the sum of, for each of the Funds, the product of (x) the assets invested in such Fund as of the Reference Date plus the total amount of asset additions (including reinvested dividends) to such Fund from the Reference Date to the Determination Date or the Closing Date, as the case may be, minus the total amount of asset withdrawals from such Fund for such period multiplied by
(y) the Mutual Fund Fee Percentage for such Fund in effect on the Determination Date or the Closing Date, as the case may be. Notwithstanding the foregoing, there shall be excluded from the calculation of Closing Run Rate Revenues the aggregate amount, if any, of the assets managed under Fund Agreements as to which (i) the consents with respect to the Funds party thereto as to which a Company acts as sub-adviser required by Section 6.2 shall not have been obtained on or prior to the Closing Date or (ii) any Company has been informed prior to the Closing Date of the intention of the Funds party thereto to terminate their Fund Agreements within six months after the Closing Date.

     "Code" means the Internal Revenue Code of 1986, as such may be amended from time to time.

     "Companies" has the meaning given such term in the recitals.

     "Contracts" mean all contracts, agreements, indentures, licenses, leases, commitments, plans, arrangements and instruments of every kind, whether written or oral, other than Investment Contracts.

     "Damages" means costs, losses, Liabilities, damages, lawsuits, deficiencies, claims, Taxes and expenses (whether or not arising out of third-party Actions or governmental examinations, inspections or audits) suffered or sustained by the relevant party, other than lost profits, consequential damages and punitive damages, including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing. The term "Damages" is not limited to matters asserted by third parties against any Company, the Equityholders or their respective Affiliates or Buyer or its Affiliates, but includes Damages incurred or sustained by any Company, the Equityholders or their respective Affiliates or by Buyer or its Affiliates in the absence of third party claims or other Actions.

     "Determination Date" means the fifth Business Day preceding the Closing
Date.

     "Disclosure Schedule" means, (i) with respect to the Equityholders, a schedule executed and delivered by the Equityholders to Buyer concurrently herewith which sets forth the exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by
Article 4 hereof, and (ii) with respect to Buyer, a schedule executed and delivered by Buyer to the Equityholders concurrently herewith which sets forth the exceptions to the representations and warranties contained in Article 5 hereof and certain other information called for by Article 5 hereof. If a document or matter is disclosed in the Disclosure Schedule in connection with any representation or warranty made in this Agreement, such document or matter shall not be deemed to be disclosed in the Disclosure Schedule in connection with any other representation or warranty except where specific repetition or cross-reference is made.

     "Earn-Out Payments" means each Earn-Out Payment required to be made pursuant to Section 2.6 hereof.

     "Employment Agreements" means the employment agreements between ZGA and each of the Persons listed on Schedule 3.2(e) hereto, substantially in the form of Exhibit A hereto.

     "Equityholder Designee" shall mean Martin E. Zweig, for so long as Martin
E. Zweig is a consultant to any of the Companies, and thereafter Eugene Glaser, for so long as Eugene Glaser is an employee of any of the Companies, and thereafter Barry Mandinach for so long as Barry Mandinach is an employee of any of the Companies, and thereafter such other Person, reasonably acceptable to Buyer, designated by the Equityholders who have a right to receive a majority of the Purchase Price (by giving written notice of such designation to Buyer) to serve as such for purposes of this Agreement; provided, however, if no such designation is made or written notice thereof is not given to Buyer, then the senior officer of the Companies taking over the responsibilities of the preceding Equityholder Designee shall be deemed to be the Equityholder Designee for all purposes under this Agreement until so designated. All actions taken by the Equityholder Designee hereunder shall be taken by the Equityholder Designee, individually and as attorney-in-fact for each of the other individual Equityholders.

     "Equityholders" has the meaning given such term in the recitals.

     "Euclid" has the meaning given such term in the recitals.

     "Exchange Act" means the Securities Exchange Act of 1934,as amended.

     "Expenses" means all out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants, commitment fees and other financing fees and expenses, printing costs and expenses, publishing fees, filing fees and mailing costs) incurred by the Companies, the Equityholders or Buyer or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Related Agreements and all other matters related to the consummation of the transactions contemplated hereby and thereby, including the costs and expenses incurred by the Equityholders in respect of obtaining shareholder approval of each Fund, including, without limitation, reasonable attorneys' fees and expenses, printing costs and postage.

     "Focus Report" means a Financial and Operational Combined Uniform Single Report of ZSC required to be filed with the SEC or the NASD or any report which is required in lieu of such report.

     "Fund" means a registered investment company, as defined in the Investment Company Act, or series thereof, or any foreign equivalent, for which any Company provides investment advisory or sub-advisory services, underwriting, distribution or marketing services or administrative or other services. Each Fund is identified in the Disclosure Schedule.

     "Fund Boards" means the boards of directors and/or boards of trustees, as the case may be, of the Funds.

     "GAAP" means United States generally accepted accounting principles consistently applied.

     "Glaser Corp." means Glaser Corp., a Delaware corporation and a general partner of ZGA.

     "Governmental Entity" means any governmental or regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

     "Historical Financial Statements" means the Audited Financial Statements and the Unaudited Financial Statements.

     "HSR Act" means The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

     "Indemnification Threshold" means $1,000,000.

     "Investment Company Act" means the Investment Company Act of 1940, as amended together with the rules and regulations promulgated thereunder.

     "Investment Contract" means a contract or agreement in effect on the date hereof, together with any such contract or agreement entered into after the date hereof, relating to the Companies' rendering of investment management or investment advisory services, including sub-advisory services, underwriting, distribution or marketing services or any administrative services to any Person.

     "Investment Management Services" means any services which involve (a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), including the Funds or (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds).

     "Lease" means the Lease Agreement dated May 12, 1995 between ZADV and Progress Partners, for the premises located on floors 30, 31 and 32 at 900 Third Avenue, New York, New York, as in effect from time to time.

     "Liabilities" mean debts, liabilities, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

     "Lien" means any lien, pledge, claim, option, charge, easement, security interest, limitation, commitment, encroachment, restriction, financing statement, right-of-way, encumbrance or other right of any third party of any kind or nature whatsoever (whether absolute or contingent).

     "Material Adverse Effect" means, (i) with respect to any matter or matters affecting the Companies or any of their Affiliates, a material adverse effect on the business, assets, financial condition or results of operations of the Companies and their Subsidiaries taken as a whole or on the ability of the Companies to complete the Closing, other than any change, effect, event or occurrence relating to (A) the United States economy or United States or global securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof, (C) changes in legal or regulatory conditions that affect in general the businesses in which the Companies and their Subsidiaries are engaged or (D) the financial services industry in general, and not specifically relating to the Companies or their Subsidiaries; (ii) with respect to any matter or matters affecting Buyer or any of its Affiliates, a material adverse effect on the business, assets, financial condition or results of operations of Buyer and its Subsidiaries taken as a whole or on the ability of Buyer to complete the Closing, other than any change, effect, event or occurrence relating to (A) the United States economy or United States or global securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof, (C) changes in legal or regulatory conditions that affect in general the businesses in which Buyer and its Subsidiaries are engaged or (D) the financial services industry in general, and not specifically relating to Buyer or its Subsidiaries; and (iii) with respect to any matter or matters affecting any Fund, a material adverse effect on the business, assets, financial condition or results of operations of such Fund other than any change, effect, event or occurrence relating to (A) the United States economy or United States or global securities markets in general (including any fluctuations in asset value or changes in the amount of assets under management resulting therefrom), (B) this Agreement or the transactions contemplated hereby or the announcement thereof, (C) changes in legal or regulatory conditions that affect in general the businesses in which such Fund is engaged or (D) the financial services industry in general, and not specifically relating to such Fund.

     "Maximum Amount" means $164,000,000.

     "Measurement Date" means each of December 31, 1999, 2000 and 2001.

     "Minimum Growth Amount" means, as of any Measurement Date, an amount equal to the product of (i) the Closing Date Payment Amount divided by $135,000,000 and (ii) the Reference Run Rate Revenues, in each case increased to such Measurement Date assuming a growth rate of 5.0% per annum compounded annually.

     "Mutual Fund Fee Percentage" means, for each Fund, the sum of the annual management fee rate plus the administration fee rate, expressed as a decimal, charged by a Company to such Fund, as in effect on the date in question.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Noncompetition/Nonsolicitation Agreements" means the noncompetition/ nonsolicitation agreements between Buyer and each of the Equityholders, substantially in the form of Exhibit B hereto.

     "Organizational Documents" means the certificate of incorporation and bylaws of each of ZADV, ZTRA and ZSC, the certificate of formation and limited liability company agreement of Euclid and the Partnership Agreement, in each case together with all amendments effective through the date hereof.

     "Partner" means a holder of a general Partnership Interest in ZGA.

     "Partnership Agreement" means the agreement governing the organization and operation of ZGA.

     "Partnership Interest" means a general partnership interest in ZGA, which Partnership Interests shall constitute all of the Partnership Interests in ZGA.

     "PEPCO" means Phoenix Equity Planning Corporation, a Connecticut corporation and a wholly-owned subsidiary of Buyer.

     "Person" means an individual, firm, trust, association, corporation, partnership (limited or general), limited liability company, indenture, Governmental Entity or other entity.

     "Present Value" of any number means the present value of such number as of the Closing Date utilizing a discount rate from the date of determination of 12% per annum compounded annually.

     "Purchase Price" means the sum of (i) the Estimated Closing Date Payment Amount as adjusted by the Post-Closing Payment Adjustment and (ii) the Earn-Out Payments.

     "Reference Date" means September 30, 1998.

     "Reference Run Rate Revenues" means $36,513,668.

     "Regulatory Documents" shall mean, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed, by such Person pursuant to the Securities Laws.

     "Related Agreements" means the Employment Agreements, the Indemnification Escrow Agreement, the Servicing Agreement, the Agreement relating to the use by Buyer of the "Zweig" name and the Noncompetition/Nonsolicitation Agreements.

     "Representative" means any officer, director, principal, attorney, agent, employee or other representative.

     "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Laws" means the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act and state "blue sky" laws, and the rules and regulations promulgated thereunder.

     "Servicing Agreement" means the servicing agreement among ZGA, ZADV, ZTRA and Zweig Consulting Corporation (or a permitted successor or assignee thereunder), substantially in the form of Exhibit E hereto.

     "Shares" means, collectively, (i) 106.78 shares of common stock, without par value, of ZADV, (ii) 100 shares of common stock, par value $.10 per share, of ZTRA and (iii) 200 shares of common stock, without par value, of ZSC, which shares constitute all of the issued and outstanding shares of capital stock of ZADV, ZTRA and ZSC, respectively.

     "Shareholders" means the owners of the shares of ZADV, ZTRA and ZSC.

     "Subsidiary" of a Person shall mean any Person 50% or more of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons, provided that "Subsidiary" shall not include, with respect to the Companies, (i) any Fund or any Person in which a Fund holds an ownership interest, (ii) any investment account advised or managed by a Person on behalf of another party and (iii) any partnership, limited liability company or other similar investment vehicle or entity engaged in the business of making investments of which the Companies or one of their Subsidiaries acts as the general partner, managing member, manager, advisor or the equivalent.

     "Tax" or "Taxes" means (i) all forms of taxation, charges, levies or other assessments, whether direct or indirect and whether levied by reference to net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding (whether with respect to receipts or payments), payroll, privilege, employment, excise, severance, capital gains, transfer gains, stamp, occupation, premium or similar tax measured by insurance premiums, real and personal property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and any interest or any penalty, addition to tax or additional amount, imposed by any Taxing Authority, (ii) Liability, whether to a Taxing Authority or pursuant to an agreement with or legal obligation to any Person, for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period and
(iii) Liability for the payment of any amounts of the type described in clause
(i) or (ii) of this definition as a result of an obligation to indemnify any other Person.

     "Tax Benefit" shall mean a Tax deduction, Tax credit or other Tax benefit.

     "Taxing Authority" means a Governmental Entity responsible for and having requisite jurisdiction with respect to the imposition of Taxes.

     "Unaudited Financial Statements" means the Balance Sheets and the unaudited statements of income, changes in partners' capital, members' capital or stockholders' equity, as the case may be, and cash flows of each Company for the nine months ended September 30, 1998, together with the related notes thereon.

     "Wire Transfer" means a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or to a number of accounts as shall have been designated by written notice to the paying party.

     "ZADV" has the meaning given such term in the recitals.

     "ZGA" has the meaning given such term in the recitals.

     "ZSC" has the meaning given such term in the recitals.

     "ZTRA" has the meaning given such term in the recitals.

     "Zweig Management Corp." means Zweig Management Corp., a Delaware corporation and a general partner of ZGA.

     1.2. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term                                     Section
Acquisition Proposal                     7.3
Allocable Share                          9.1(a)
Allocation Report                        10.1(b)
Benefit Arrangement                      4.20(a)
Benefit Plans                            4.20(a)
B Share Financing Contract               4.30(a)
Buyer Financial Statements               5.5
Client Consents                          6.2(b)
Closing                                  3.1
Closing Balance Sheets                   2.4(a)
Companies' Accountant                    2.4(a)
Confidentiality Agreement                7.2(b)
C Share Financing Contract               6.4(a)
Earn-Out Amount                          2.5(b)
Earn-Out Statement                       2.6(a)
Elections                                10.1(a)
Employees                                4.21(b)
Employment Arrangement                   4.21(b)
Environmental Law                        4.29
ERISA                                    4.20(a)
ERISA Affiliate                          4.20(a)
ERISA Pension Plan                       4.20(a)
ERISA Welfare Plan                       4.20(a)
Escrow Agent                             2.3(d)
Escrow Amount                            2.3(d)
Estimated Closing Date Payment Amount    2.2
Estimated Closing Date Payment Amount    2.3(c)
           Schedule
Fund Agreements                          4.24(d)
Fund Board Resolutions                   4.24(j)
Fund Financial Statements                4.24(c)
Hazardous Substance                      4.29
HSR Filing                               11.2
Immediate Family                         4.10
Indemnification Cap                      10.4(b)
Indemnification Escrow Agreement         2.3(d)
Indemnified Party                        9.1(d)
Indemnifying Party                       9.1(d)
Information                              7.2(b)
Intellectual Property                    4.13
Licenses                                 4.17(d)
Material Contracts                       4.14
Measurement Date Run Rate Revenues       2.5(b)
Multiemployer Plan                       4.20(a)
Neutral Accountants                      2.4(a)
1999 Measurement Date                    2.5(c)
Notice of Dispute                        2.6(c)
Notified Party                           8.1(a)
Notifying Party                          8.1(a)
Permits                                  4.16
Post-Closing Payment Adjustment          2.4(b)
Post-Closing Statement                   2.4(a)
Pre-Closing Period                       10.4(a)
Reports                                  4.24(g)
Rule 12b-1                               4.24(a)
S Corps                                  9.1(b)
Section 338 Forms                        10.1(b)
Taxpayers                                4.19(a)
Tax Returns                              4.19(a)
12b-1 Plan                               4.24(a)
2000 Measurement Date                    2.5(d)
2001 Measurement Date                    2.5(e)
Year 2000 Compliant                      6.5

                                    ARTICLE 2

              PURCHASE AND SALE OF SHARES AND PARTNERSHIP INTERESTS


     2.1. Shares and Partnership Interests To Be Transferred. Upon and subject to the terms, agreements, warranties, representations and conditions hereof, the Equityholders agree to sell, transfer, assign, convey and deliver to Buyer (and/or at Buyer's election, one or more Affiliates of Buyer), and Buyer agrees to purchase, redeem and accept from the Equityholders, on the Closing Date, the Shares and Partnership Interests for the Purchase Price. Buyer may, at its election, assign its right to purchase all or a portion of the Shares and Partnership Interests to one or more Affiliates of Buyer, provided that no such assignment shall relieve Buyer from its obligations hereunder.

     2.2. Determination of Estimated Closing Date Payment Amount. At least two Business Days prior to the Closing Date, the Equityholder Designee shall advise Buyer in writing of the Equityholders' good faith estimate of the Closing Run Rate Revenues and the Closing Date Payment Amount (the "Estimated Closing Date Payment Amount").

     2.3.  Instruments of Transfer; Payment of Purchase Price.

                  (a) At least two Business Days prior to the Closing Date, the Equityholders shall deliver to Buyer written Wire Transfer instructions designating the accounts to which the Purchase Price shall be paid by Buyer at the Closing.

                  (b) At the Closing, the Equityholders shall deliver, or shall cause to be delivered, to Buyer the following:

                  (i) one or more certificates representing all of the Shares and duly executed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed;

                  (ii) a bill of sale, representing all Partnership Interests and duly executed by all Partners, transferring ownership of the Partnership Interests to Buyer; and

                  (iii) the  documents  required  to be  delivered  pursuant  to
Section 3.3.

            (c) At the Closing, Buyer shall deliver, or shall cause to be delivered, to each Equityholder the following:

                  (i) an amount equal to such Equityholder's portion (expressed as a percentage) of the Estimated Closing Date Payment Amount less the Escrow Amount (as hereinafter defined) set forth opposite such Equityholder's name on
Schedule 2.3 (the "Estimated Closing Date Payment Amount Schedule") (which portion shall be determined by the Equityholder Designee) by Wire Transfer; and

                  (ii)  the  documents  required  to be  delivered  pursuant  to
Section 3.2.

            (d) On the Closing Date, as part of the Estimated Closing Date Payment Amount, Buyer shall deliver to the Bank of New York, or another mutually acceptable bank, acting as escrow agent (the "Escrow Agent") an amount in cash equal to 2.6% of the Estimated Closing Date Payment Amount (the "Escrow Amount"). Buyer and the Equityholder Designee agree to negotiate in good faith the Indemnification Escrow Agreement which shall be dated as of the Closing Date and shall incorporate the terms set forth in the Terms of Escrow Agreement attached hereto as Exhibit G (the "Indemnification Escrow Agreement"). The Indemnification Escrow Agreement shall provide for the Escrow Amount to be set aside and held by the Escrow Agent, subject to the terms and conditions set forth in the Indemnification Escrow Agreement. The Escrow Amount shall be distributed to Buyer or the Equityholders at the times and upon the terms and conditions set forth in the Indemnification Escrow Agreement. If, notwithstanding the good faith efforts of Buyer and the Equityholder Designee as aforesaid, a definitive Indemnification Escrow Agreement shall not have been completed prior to the Closing, Buyer shall withhold the Escrow Amount from the Purchase Price until such time as the Indemnification Escrow Agreement has been finalized and executed and delivered to the Escrow Agent, at which time Buyer shall deposit the Escrow Amount with the Escrow Agent.

     2.4.  Determination of Post-Closing Payment Adjustment.

     (a) Within 90 days after the Closing Date, Buyer shall cause the independent public accounting firm regularly employed by the Companies (the "Companies' Accountant") to prepare and deliver to Buyer and the Equityholder Designee (i) audited balance sheets of each Company as of the Closing Date (the "Closing Balance Sheets") prepared in a manner consistent with the Audited Balance Sheets, together with the accountants' reports thereon, and (ii) a statement (the "Post-Closing Statement"), reviewed by such accountants, setting forth the Closing Run Rate Revenues and the amount of the Closing Date Payment Amount. Buyer and the Equityholder Designee shall have a period of 30 days after delivery of the Closing Balance Sheets and the Post-Closing Statement to present in writing to each other and the Companies' Accountant any objections to the Closing Balance Sheets and the Post-Closing Statement which objections shall be set forth in reasonable detail. If no objections are raised within such 30-day period, the Closing Balance Sheets and the Post-Closing Statement shall be deemed accepted and approved by Buyer and the Equityholders and shall be final, binding and conclusive upon Buyer and the Equityholders. If Buyer or the Equityholder Designee shall object in any respect as to the Closing Balance Sheets and/or the Post-Closing Statement within the 30-day period described above, Buyer and the Equityholder Designee shall use their best efforts promptly to resolve the matter or matters in disagreement. If Buyer and the Equityholder Designee resolve the matter or matters in disagreement, Buyer and the Equityholder Designee shall either confirm or revise the Closing Balance Sheets and/or the Post-Closing Statement in writing and such calculations shall be final, binding and conclusive upon Buyer and the Equityholders. If Buyer and the Equityholder Designee are unable to resolve the matter or matters in disagreement within 10 days following receipt of written notice of objection, then the items in dispute shall be submitted to a mutually agreed upon "big five" accounting firm (the "Neutral Accountants") for resolution. Each party shall furnish to the Neutral Accountants such workpapers and other documents and information relating to the disputed issues as the Neutral Accountants may request and are available to that party (or its independent public accountants), and each party shall be afforded the opportunity to present to the Neutral Accountants any material relating to the determination and to discuss the determination with the Neutral Accountants. The Neutral Accountants shall be directed to furnish written notice to Buyer and the Equityholder Designee of their resolution of any disputed issues referred to them as soon as practicable but in no event later than 20 days following the referral of such disputed issues to the Neutral Accountants. The determination by the Neutral Accountants, as set forth in such notice, shall be final, binding and conclusive on the parties and enforceable in a court of law. The fees and expenses of the Neutral Accountants shall be borne equally by Buyer, on the one hand, and the Equityholders, on the other hand.

     (b) The "Post-Closing Payment Adjustment" shall be the amount, if any, by which the Closing Date Payment Amount as shown on the Post-Closing Statement exceeds or is less than the Estimated Closing Date Payment Amount. The Post-Closing Payment Adjustment shall be paid on the fifth Business Day following the final determination thereof as follows:

                  (i) if the Post-Closing Payment Adjustment is positive (i.e., the Closing Date Payment Amount exceeds the Estimated Closing Date Payment Amount), Buyer shall pay to the Equityholders, in the proportions set forth on Schedule 2.3 hereto or as provided by the Equityholder Designee, the Post-Closing Payment Adjustment by Wire Transfer in accordance with Wire Transfer instructions provided by the Equityholder Designee to Buyer for such purpose; and

                  (ii) if the Post-Closing Payment Adjustment is negative (i.e., the Estimated Closing Date Payment Amount exceeds the Closing Date Payment Amount), the Equityholders shall pay to Buyer the Post-Closing Payment Adjustment by Wire Transfer in accordance with Wire Transfer instructions provided by Buyer to the Equityholder Designee for such purpose.

     2.5.  Earn-Out Payments.

     (a) As additional consideration for the Partnership Interests and the Shares, Buyer shall pay in cash to the Equityholders, in the proportions set forth on Schedule 2.3 hereto or as provided by the Equityholder Designee, Earn-Out Payments, determined in accordance with this Section 2.5, following each Measurement Date. The provisions of this Section 2.5, and the methodology for determining the amount of each Earn-Out Payment, shall be appropriately adjusted in the case of any reorganization, restructuring or other material alteration (by way of merger, restructuring of the advisory relationships or otherwise) of any or all of the Funds so as to preserve the benefits intended to be conferred thereunder for the benefit of the Equityholders.

     (b) For each Measurement Date, an amount (each, an "Earn-Out Amount")will be computed equal to the product of (i) the Applicable Multiplier multiplied by
(ii) the sum of, for each of the Funds, the product of (x) the Mutual Fund Fee Percentage for such Fund, as in effect on such Measurement Date, multiplied by
(y) the average daily assets invested in such Fund for the period of twenty Business Days immediately preceding such Measurement Date (the sum calculated pursuant to clause (ii) is hereafter referred to as the "Measurement Date Run Rate Revenues").

     (c) In the event that on the Measurement Date occurring on December 31, 1999 (such date, the "1999 Measurement Date") the Measurement Date Run Rate Revenues for the 1999 Measurement Date equal or exceed the Minimum Growth Amount, then the Earn-Out Payment for the 1999 Measurement Date shall be equal to the excess, if any, of (x) the Earn-Out Amount for the 1999 Measurement Date over (y) the Closing Date Payment Amount; provided, however, that if the sum of
(x) the Present Value of the resulting Earn-Out Payment plus (y) the Closing Date Payment Amount would exceed the Maximum Amount, the Earn-Out Payment shall be reduced to an amount of which the Present Value plus the Closing Date Payment Amount equals the Maximum Amount, in which event no further Earn-Out Payments shall be made.

     (d) In the event that on the Measurement Date occurring on December 31, 2000 (such date, the "2000 Measurement Date") the Measurement Date Run Rate Revenues for the 2000 Measurement Date equal or exceed the Minimum Growth Amount, then the Earn-Out Payment for the 2000 Measurement Date shall be equal to the excess, if any, of (x) the Earn-Out Amount for the 2000 Measurement Date over (y) the sum of (1) the Closing Date Payment Amount and (2) the amount of the previous Earn-Out Payment, if any; provided, however, that if the sum of (x) the Present Value of the resulting Earn-Out Payment plus (y) the Present Value of the previous Earn-Out Payment, if any, plus (z) the Closing Date Payment Amount would exceed the Maximum Amount, such resulting Earn-Out Payment shall be reduced to an amount of which the Present Value plus the Present Value of the previous Earn-Out Payment, if any, plus the Closing Date Payment Amount equals the Maximum Amount, in which event no further Earn-Out Payments shall be made.

     (e) In the event that on the Measurement Date occurring on December 31, 2001 (such date, the "2001 Measurement Date") the Measurement Date Run Rate Revenues for the 2001 Measurement Date equal or exceed the Minimum Growth Amount, then the Earn-Out Payment for the 2001 Measurement Date shall be equal to the excess, if any, of (x) the Earn-Out Amount for the 2001 Measurement Date over (y) the sum of (1) the Closing Date Payment Amount and (2) the amount of the previous Earn-Out Payments, if any; provided, however, that if the sum of
(x) the Present Value of the resulting Earn-Out Payment plus (y) the Present Value of the previous Earn-Out Payments, if any, plus (z) the Closing Date Payment Amount would exceed the Maximum Amount, such resulting Earn-Out Payment shall be reduced to an amount of which the Present Value plus the Present Value of the previous Earn-Out Payments, if any, plus the Closing Date Payment Amount equals the Maximum Amount.

     (f) Notwithstanding the foregoing provisions of this Section 2.5, 2.6% of each Earn-Out Payment shall be deducted from the amount otherwise payable to the Equityholders and shall be deposited by Buyer with the Escrow Agent as an addition to the Escrow Amount to be held by the Escrow Agent subject to the terms and conditions of the Indemnification Escrow Agreement.

     2.6.  Mechanics of Earn-Out Payments.

     (a) As soon as reasonably practicable after each Measurement Date, but in no event more than 60 days after each Measurement Date, Buyer shall deliver to the Equityholder Designee a statement of determination of the Earn-Out Payment (each, an "Earn-Out Statement") as of the applicable Measurement Date. Each Earn-Out Statement shall be prepared by Buyer in accordance with the terms of this Agreement.

     (b) Buyer shall permit the Equityholder Designee and its Representatives, at the Equityholders' expense, to inspect the financial books and records of the Businesses during normal business hours within the 30 days following delivery of such Earn-Out Statement. Any non-public records, books, contracts, instruments, computer data and information delivered to or reviewed by the Equityholder Designee or its Representatives pursuant to this paragraph shall be treated as confidential unless (i) Buyer has made such documents or information available to the public generally, or (ii) such documents or information are required to be disclosed by applicable laws or regulations or by court order or decree. No such documents or information furnished to the Equityholder Designee or its Representatives shall be used by the Equityholder Designee or the Equityholders or disclosed to any other Person for any purpose other than with respect to reviewing the Earn-Out Statements.

     (c) The Earn-Out Statement shall become final and binding on the earlier of (i) the date on which the Equityholder Designee notifies Buyer in writing that it concurs with the Earn-Out Statement or (ii) the 30th day following receipt of the Earn-Out Statement by the Equityholder Designee, unless the Equityholder Designee gives written notice that it disputes the Earn-Out Statement (a "Notice of Dispute") to Buyer prior to such 30th day. Any Notice of Dispute shall specify in reasonable detail the nature of each dispute so asserted and, to the extent then determinable, the specific dollar amount and basis thereof. If a Notice of Dispute is received by Buyer on or prior to such 30th day, then the Earn-Out Statement (as revised in accordance with the remaining provisions of this paragraph) shall become final and binding on the earlier of (x) the date on which Buyer and the Equityholder Designee resolve in writing any differences they have with respect to the matters specified in the Notice of Dispute or (y) the date on which the Neutral Accountants deliver a report to Buyer and the Equityholder Designee setting forth their resolution of the disputed matters. During the 15-day period following delivery of a Notice of Dispute, Buyer and the Equityholder Designee shall seek in good faith to resolve in writing any differences which they may have with respect to any matter in the Notice of Dispute. If, at the end of such 15-day period, Buyer and the Equityholder Designee have been unable to reach agreement on all such matters, Buyer and the Equityholder Designee shall submit such matters to the Neutral Accountants for resolution. The Neutral Accountants shall be directed to furnish written notice to Buyer and the Equityholder Designee of their resolution of any disputed issues referred to them as soon as practicable but in no event later than 20 days following the referral of such disputed issues to the Neutral Accountants. The Neutral Accountants shall resolve all remaining disputed items and its resolution shall be final, binding and conclusive on the parties and enforceable in a court of law. The fees and expenses of the Neutral Accountants shall be borne equally by Buyer, on the one hand, and the Equityholders, on the other hand.

                                    ARTICLE 3

                                     CLOSING

     3.1. Closing. The closing of the transactions contemplated hereby
(the "Closing") shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, at 10:00 a.m., New York City time, on the Closing Date, unless the parties hereto otherwise agree. All transactions at the Closing shall be deemed to take place simultaneously.

     3.2. Conditions to Obligations of the Equityholders on the Closing Date. The obligations of the Equityholders under this Agreement are, at the option of the Equityholders, subject to the following conditions, which conditions may be waived by the Equityholder Designee without releasing or waiving any of their rights hereunder:

     (a) Representations and Warranties. The representations and warranties of Buyer set forth in Article 5 that are qualified as to materiality shall be true and correct in accordance with their terms, and the representations and warranties of Buyer set forth in Article 5 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date or except for transactions explicitly permitted by this Agreement. The representations and warranties of Buyer set forth in Article 5 shall also be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein), in the aggregate, do not have a Material Adverse Effect on Buyer.

     (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing (excluding, for this purpose, any qualification as to materiality therein).

     (c) Certificate. The Equityholder Designee shall have received a certificate of Buyer dated as of the Closing Date and signed on behalf of Buyer by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions set forth in Sections 3.2(a) and (b) hereof to the Equityholders' obligations have been satisfied.

     (d) No Governmental Proceedings or Litigation. No Action by any Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage any Equityholder if the transactions contemplated hereunder are consummated.

     (e) Employment Agreements. ZGA shall have entered into an Employment Agreement with each of the Persons listed on Schedule 3.2(e) hereto.

     (f) Servicing Agreement. Zweig Consulting Corporation (or a permitted successor or assignee under the Servicing Agreement), ZGA, ZADV and ZTRA shall have entered into the Servicing Agreement.

     (g) Opinion of Counsel. Buyer shall have delivered to the Equityholder Designee an opinion of Stroock & Stroock & Lavan LLP, counsel to Buyer dated as of the Closing Date, with respect to the transactions contemplated hereby substantially in the form of Exhibit C hereto.

     (h) Required Consents and/or Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods thereof, including, but not limited to, the applicable waiting period and any extensions thereof under the HSR Act, shall have expired or terminated.

     3.3. Conditions to Obligations of Buyer on the Closing Date. The obligations of Buyer under this Agreement are, at the option of Buyer, subject to the following conditions, which conditions may be waived by Buyer without releasing or waiving any of its rights hereunder:

     (a) Representations and Warranties. The representations and warranties of the Companies and the Equityholders set forth in Article 4 that are qualified as to materiality shall be true and correct in accordance with their terms, and the representations and warranties of the Companies and the Equityholders set forth in Article 4 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date or except for transactions explicitly permitted by this Agreement. The representations and warranties of the Companies and the Equityholders set forth in Article 4 shall also be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein or in the Disclosure Schedule), in the aggregate, do not have a Material Adverse Effect on the Companies.

     (b) Performance of Obligations of the Companies and the Equityholders. The Companies and the Equityholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing (excluding, for this purpose, any qualification as to materiality therein).

     (c) Certificate. Buyer shall have received a certificate of each Company and the Equityholder Designee dated as of the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of each Company and by the Equityholder Designee, as applicable, to the effect that the conditions set forth in Sections 3.3(a) and (b) hereof to Buyer's obligations have been satisfied.

     (d) No Governmental Proceedings or Litigation. No Action by any Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to affect the right or ability of Buyer to operate the Businesses after the Closing or to damage Buyer if the transactions contemplated hereunder are consummated.

     (e) Conveyance Documents. The Companies and the Equityholders shall have executed and delivered to Buyer all conveyances, assignments, bills of sale and any and all further instruments as may in the judgment of Buyer and its counsel be reasonably necessary, expedient and proper (i) in order to complete any and all conveyances, transfers and assignments herein provided for or (ii) to otherwise effectuate the transactions contemplated hereby.

     (f) Approvals Relating to Certain of the Funds. (i) The Fund Boards of each of the Funds shall have approved in connection with the transactions contemplated hereby the respective new investment advisory agreements, underwriting and distribution agreements and administrative services agreements as provided in Section 6.2 (b) hereof, as required by the Advisers Act, the Investment Company Act and/or their terms; and (ii) the shareholders of the Funds shall have approved the respective new investment advisory agreements referred to in clause (i) above as required by the Advisers Act, the Investment Company Act and/or by their terms.

     (g) Opinion of Counsel. The Companies and the Equityholders shall have delivered to Buyer an opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Companies and the Equityholders, dated as of the Closing Date, with respect to the transactions contemplated hereby, substantially in the form of Exhibit D hereto.

     (h) No Material Adverse Change. There shall not have occurred any one or more events with respect to any Company or any of the Funds between the date of this Agreement and the Closing Date which, individually or in the aggregate, had, or is reasonably expected to have, a Material Adverse Effect on the Companies or any of the Funds, other than the sub-advised funds.

     (i) Employment Agreements. Each of the Persons listed on Schedule 3.2(e) hereof shall have entered into an Employment Agreement with ZGA.

     (j) Servicing Agreement. Zweig Consulting Corporation (or a permitted successor or assignee under the Servicing Agreement), ZGA, ZADV and ZTRA shall have entered into the Servicing Agreement.

     (k) Noncompetition/Nonsolicitation Agreements. Each of the
Equityholders listed on Schedule 3.3(k) hereof shall have entered into a Noncompetition/Nonsolicitation Agreement with Buyer.

     (l) Required Consents and/or Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods thereof, including, but not limited to, the applicable waiting period and any extensions thereof under the HSR Act, shall have expired or terminated.

     (m) Key Employees. None of the employees of the Companies listed on
Schedule 3.2(e) hereto shall have terminated or given notice to terminate his or her employment, excluding termination by reason of death or disability; provided, however, that if between the date of this Agreement and the Closing Date such an employee has terminated or given notice to terminate his or her employment and Buyer has not, within 30 days after notification of such termination or notice thereof, terminated this Agreement pursuant to Section 8.1(a)(iv) hereof, then satisfaction of this condition as it relates to such employee shall be deemed waived by Buyer.

     (n) Good Standing Certificates. There shall have been delivered to Buyer good standing certificates and tax certificates (or analogous documents), dated no more than ten days prior to the Closing Date, from and certified by the appropriate authorities in the state of organization of each Company and in each jurisdiction in which each Company is qualified to do business, showing such Person to be in good standing in the applicable jurisdiction, except where the failure to be in good standing would not have a Material Adverse Effect on the Companies.

     (o) Closing Run Rate Revenues. The Closing Run Rate Revenues as of the Determination Date shall be greater than or equal to 70% of the Reference Run Rate Revenues.

     (p) Fund Boards. The composition of the Fund Boards, other than Fund Boards of Funds for which the Company provides sub-advisory services, as of the Closing Date shall be reasonably acceptable to Buyer.

     (q) B Share Financing Contracts. The Companies shall have received (i) all consents necessary to be obtained by the Companies and any of their Affiliates under the B Share Financing Contracts in order for the Equityholders and the Companies to consummate the transactions contemplated hereby or (ii) replacement financing for such B Share Financing Contracts having substantially the same material terms and conditions as the B Share Financing Contracts and such other terms and conditions as are reasonably satisfactory to Buyer.

     (r) Zweig Name. Martin E. Zweig shall have entered into an agreement with Buyer relating to the use by Buyer of the "Zweig" name, substantially in the form of Exhibit F hereto.

     (s) Lease. The Lease shall have either (i) been amended in form reasonably satisfactory to Buyer to include only those portions of the leased premises being occupied by the Companies as of the date hereof or (ii) been assigned to a Person other than the Companies and a sublease shall have been executed with ZADV in form reasonably satisfactory to Buyer including only those portions of the leased premises being occupied by the Companies as of the date hereof.

                                    ARTICLE 4

      REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE EQUITYHOLDERS

     Except as set forth on the Disclosure Schedule, each Company and each of the Equityholders, jointly and severally, hereby represents and warrants to Buyer as follows:

     4.1. Organization, Standing and Authority. ZGA is a general partnership, duly organized, validly existing and in good standing under the laws of the State of New York. Each of ZADV, ZTRA, ZSC, Glaser Corp. and Zweig Management Corp., is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware in the cases of ZADV,ZTRA, Glaser Corp. and Zweig Management Corp. and of the State of New York in the case of ZSC. Euclid is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York. Each Company and each of Glaser Corp. and Zweig Management Corp. has the corporate or partnership or limited liability company power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. Each Company and each of Glaser Corp. and Zweig Management Corp. is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, other than any jurisdiction in which the failure to be so licensed or qualified would not have a Material Adverse Effect on the Companies. Each Company and each of Glaser Corp. and Zweig Management Corp. has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have such authorization would not have a Material Adverse Effect on the Companies.

     4.2. Subsidiaries. Except for Euclid, which is a wholly-owned Subsidiary of ZGA, no Company has any Subsidiaries.

     4.3. Authorization. Each Company and each of Glaser Corp. and Zweig Management Corp. has full corporate or partnership or limited liability company power and authority to, and each Equityholder has full legal right, power, authority and capacity to, execute and deliver this Agreement and the Related Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate or partnership action on the part of each Company and each of Glaser Corp. and Zweig Management Corp., and no other corporate or partnership proceedings on the part of any Company or Glaser Corp. or Zweig Management Corp. are necessary to approve this Agreement and the Related Agreements and to authorize and consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Related Agreement will at Closing be, duly and validly executed and delivered by each Company and each Equityholder party thereto, and (assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by Buyer) this Agreement constitutes, and each of the Related Agreements will at Closing constitute, a legal, valid and binding obligation of each Company and each Equityholder party thereto, enforceable against each Company and each Equityholder party thereto in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether applied in proceedings at law or in equity. There are no proceedings or actions pending or contemplated to dissolve any of the Companies or Glaser Corp. or Zweig Management Corp.

     4.4. Organizational Documents. The copies of the Organizational Documents furnished or made available by the Companies to Buyer are true,correct and complete copies thereof. Except as set forth in the Disclosure Schedule, the Organizational Documents are the only documents which govern operations, management and sharing of profits and losses and distributions of the Companies, Glaser Corp. and Zweig Management Corp. The Disclosure Schedule sets forth a list of all of the Organizational Documents, as well as any amendments thereto.

     4.5. No Violation. Neither the execution and delivery of this Agreement by the Companies and the Equityholders, nor the consummation by the Companies and the Equityholders of the transactions contemplated hereby to be performed by them, nor compliance by the Companies and the Equityholders with any of the terms or provisions hereof, will (i) violate any provision of the Organizational Documents of any Company or the articles or certificate of incorporation or by-laws of Glaser Corp. or Zweig Management Corp. or (ii) except as set forth in the Disclosure Schedule, and assuming that the consents and approvals referred to in Section 6.2 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which any Company or Equityholder or any of their respective Affiliates or any of their respective properties, contracts or assets is subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Lien upon the partnership or equity interests or the material properties, Material Contracts or material assets of any Company or Glaser Corp. or Zweig Management Corp., or require any notice, approval or consent under any Material Contract to which any Company or Equityholder or any of their respective Affiliates is a party, or by which any Company or Equityholder or any of their Affiliates, or any of their material properties or material assets, may be bound or affected or could reasonably be expected to prevent consummation of the transactions contemplated hereby.

     4.6. Governmental Authorization. Except for (a) consents, approvals and notices as are set forth in Section 6.2 hereof and the Disclosure Schedule and (b) the applicable filings under the HSR Act, no consents, approvals or authorizations of, or filings or registrations with, or licenses from, or notices to, any Governmental Entity or any third party are necessary in connection with (i) the execution, delivery and performance by each Company and each Equityholder of this Agreement and the Related Agreements to which each is a party and (ii) the consummation by the Companies and the Equityholders of the transactions contemplated hereby and thereby.

     4.7. Authorized Capital Stock; Ownership of Shares and Partnership Interests. Schedule A hereto sets forth all record and beneficial interest of each Equityholder in each Company. As of the date hereof, each Equityholder owns beneficially and of record all of the Partnership Interests and/or Shares listed as owned by such Equityholder on Schedule A hereof, free and clear of any Liens, except for those Liens set forth in the Disclosure Schedule, all of which will be released and discharged as of the Closing. There are no Partnership Interests, Shares or other equity interests of any of the Companies issued or outstanding other than as listed on Schedule A hereto. All of the Partnership Interests and Shares are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. Except as set forth in the Disclosure Schedule, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, legally binding commitment, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) from any of the Companies or Equityholders in any Partnership Interests, Shares or other equity interests of any of the Companies, whether issued and outstanding, authorized but unissued or treasury shares. Except as set forth in the Disclosure Schedule, there are no outstanding obligations of any of the Companies to redeem, repurchase or otherwise acquire any of the Partnership Interests, Shares or other equity interests in any of the Companies. Immediately upon consummation of the transactions contemplated hereby, Buyer will own all the issued and outstanding Partnership Interests, Shares and other equity interests of the Companies free and clear of all Liens.

     4.8. Financial Statements. The Companies have heretofore delivered to Buyer the Historical Financial Statements. The Historical Financial Statements have been prepared in conformity with GAAP (except as may otherwise be noted in the footnotes thereto) heretofore adopted by, and applied consistently with the past practices of and consistent with the books and records of, each Company and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the financial position, results of operations and cash flows of each Company as at, or for the periods ended on, such dates. Since the Balance Sheet Date, each Company has conducted its respective businesses in a consistent manner without a material change of policy or procedure except as set forth on the Disclosure Schedule.

     4.9. Absence of Undisclosed Liabilities. On the Balance Sheet Date, there were no Liabilities of any Company (including, but not limited to, Liabilities for Taxes relating to any prior period) that are or would be required by GAAP to be shown on the Balance Sheets that were not fully reflected and reserved against on the respective Balance Sheets. On the date hereof and on the Closing Date, there are and will be, no other Liabilities of any Company except (i) those incurred since the Balance Sheet Date, in the ordinary course of the business of such Company consistent with past practice, not in violation of or in conflict with any of the terms, agreements, warranties, representations and conditions of such Company and the Equityholders contained in this Agreement and which are not material, individually or in the aggregate and (ii) those set forth in the Disclosure Schedule.

     4.10. Accounts Receivable. Other than as disclosed in the Disclosure Schedule, all of the accounts receivable of each Company shown or reflected on the Balance Sheets or existing on the date of this Agreement are valid and enforceable claims for services fully performed and subject to no set-off or counterclaim. Other than as disclosed in the Disclosure Schedule, no Company has any accounts or loans receivable from any Person which is affiliated with any Company or from any officer, partner or employee of any Company or any member of the Immediate Family of any Equityholder. For purposes of this Agreement, "Immediate Family" means, with respect to any individual, such individual's former spouse, spouse, parents, grandparents, children, grandchildren or siblings (and estates, trusts, partnerships or other entities and legal relationships of which a substantial majority in interest of the beneficiaries, owners, investors, partners, members or participants at all times in question are, directly or indirectly, one or more of the Persons described above and/or such individuals).

     4.11. Absence of Certain Changes. Since the Balance Sheet Date, each Company has conducted its Businesses in the ordinary and regular course, in a manner consistent with past practice, and except as contemplated by this Agreement, the Related Agreements or the Disclosure Schedule there has not been:

     (a) any event or events or occurrence or occurrences which has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Companies;

     (b) any incurrence, assumption or guarantee by any Company of any outstanding amount of indebtedness for borrowed money other than in the ordinary course of business in accordance with its customary practices;

     (c) any transaction or commitment made, or any contract or agreement entered into, by any Company relating to its assets or business (including the acquisition or disposition of any assets) or any loss or relinquishment by any Company of any material contract or other material right, other than transactions and commitments made, and contracts or agreements entered into, in the ordinary course of business in accordance with their customary practices;

     (d) any material modifications or amendments to any Investment Contracts or Contracts;

     (e) any material change in any method of accounting or accounting practice or policy or application thereof by any Company;

     (f) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by any Company to the Equityholders or its officers, employees or consultants except increases occurring in the ordinary course of business in accordance with its customary practices, or any new written employment agreements with any of such Persons or any new commitments (oral or written) with any Equityholder or officer of any Company except with newly hired officers and employees consistent with past practice;

     (g) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, severance, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any director, officer, employee or consultant of any Company, except increases occurring in the ordinary course, or any new bonus, severance or employee benefit plan, contracts, payments or arrangements with any of such Persons; or

     (i) any action or event taken by any Company that if taken or suffered after the date hereof would violate Section 6.1 of this Agreement.

     4.12. Litigation. Except as set forth on the Disclosure Schedule, there is no Action pending, or to the knowledge of each Company and each Equityholder, threatened, and during the past three years there were no Actions commenced, (i) against any Company, the Businesses, or with respect to the Companies' respective activities, properties or assets or any of the Funds or with respect to their respective activities, properties or assets or (ii) relating to or affecting the transactions contemplated by this Agreement or any of the Related Agreements. No Company or Fund is in default with respect to any judgment, order, writ, injunction, decree or restriction of any court or Governmental Entity, and there are no unsatisfied judgments against (x) any Company, the Businesses or the respective activities, properties or assets of any Company or
(y) any Fund or the respective activities, properties or assets of any Fund, except for such defaults and unsatisfied judgments that do not have, either individually or in the aggregate, a Material Adverse Effect on the Companies or any Fund. There is not a reasonable likelihood of an adverse determination of any such pending Actions which would, individually or in the aggregate, have a Material Adverse Effect on the Companies or any Fund. There is no Action pending, or to the knowledge of each Company and each Equityholder, threatened relating to the termination of, or limitation of, the rights of any Company under its registration under the Advisers Act as an investment adviser or of ZSC under its registration under the Exchange Act as a broker-dealer, its membership in any exchange (as defined under the Exchange Act) or any similar or related rights under any registrations or qualifications with various self-regulatory bodies, states or other jurisdictions.

     4.13. Technology and Intellectual Property. Except as set forth in the Disclosure Schedule, each of the Companies and the Funds has (and upon consummation of the transactions contemplated hereby will have) ownership of, or such other rights by license, lease or other agreement in and to, all items of intangible property necessary for the conduct of the Businesses as presently conducted, including, without limitation, trademarks and service marks, trade names, brand names, patents, copyrights, proprietary rights, logos, names, trademark applications, service mark applications and patent applications, including all rights to use the name "Zweig" (collectively the "Intellectual Property"), as necessary to conduct the businesses of Companies and the Funds as presently conducted. None of the Companies or the Funds has infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, nor, to the knowledge of the Companies and the Equityholders, has any other Person infringed on a continuing basis any rights that the Companies have in the Intellectual Property. Each of the Companies and the Funds owns or licenses all computer software developed or currently used by it which is material to the conduct of its business as currently conducted and has the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of any third party. None of the Companies or Funds has received written notice of any claim respecting any such violation or infringement.

     4.14. Contracts. The Disclosure Schedule sets forth as of the date hereof a complete and accurate list of all Material Contracts to which any Company is a party or by which any Company or any of their assets or properties is bound or subject. Each Material Contract (excluding for these purposes, Investment Contracts) is in full force and effect and constitutes the legal, valid and binding obligation of such Company and, to the knowledge of such Company and each Equityholder, of the other parties thereto, and is enforceable in accordance with its terms, except, in each case, to the extent certain of the liability limitation provisions therein may be contrary to public policy as expressed in the Securities Laws and therefore unenforceable, and as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and court decisions with respect thereto and general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity. True, correct and complete copies of all Material Contracts have been previously delivered or made available by the Companies to Buyer. No Company is a party to any Investment Contract except for the Fund Agreements and no Company is providing Investment Management Services except to the Funds. For the purposes of this Agreement, "Material Contracts" means:

     (a) any Contract not fully performed for the purchase by any of the Companies for its own account of any commodity, material, services or equipment, including, without limitation, fixed assets, for a price in excess of $25,000;

     (b) any Contract containing covenants limiting the freedom of such Company to engage or compete (geographically or otherwise) in any line of business or with any Person;

     (c) any Contract (i) for cash payments for client solicitations; (ii) in respect of the sale or distribution of shares of the Funds; (iii) of the type referred to in Rule 2830(i) of the NASD Conduct Rules; or (iv) of the type referred to in NASD Notice to Members 98-75;

     (d) any license agreement (as licensor or licensee) providing for future payments in excess of $25,000 which by its terms does not terminate or is not terminable without penalty by such Company upon notice of 60 days or less;

     (e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money, by such Company in excess of $25,000;

     (f) any Contract involving payments based on profits or revenues of any Company; or

     (g) any other Contract which creates future payment obligations of such Company in excess of $25,000 and which by its terms does not terminate or is not terminable without penalty by such Company upon notice of 60 days or less.

     4.15. No Default Under Contracts or Agreements. No Company is in breach or violation of, or in default under (with or without the giving of notice or the passage of time), any term or provision of any Contract to which it is a party or by which it is or may be bound or to which any of its properties or assets is or may be subject, the effect of which breach, violation or default, either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on the Companies. To the knowledge of each Company and each Equityholder, no other party is in breach or violation of, or in default under (with or without the giving of notice or the passage of time), any term or provision of any such Contract, the effect of which breach, violation or default, either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on the Companies.

     4.16. Compliance with Laws. Except as disclosed in the Disclosure Schedule, each Company holds, and has at all times held, and at Closing will hold, all licenses, franchises, permits and authorizations (collectively, "Permits") necessary for the lawful ownership and use of its material properties and material assets and the conduct of its businesses under and pursuant to, and has complied with each, and is not in default under any, Applicable Law relating to any Company or any of its assets, properties or operations, and there are no outstanding violations of any of the above, except for any failure to hold a Permit and such defaults and violations that do not have, either individually or in the aggregate, a Material Adverse Effect on the Companies, and the Companies have not received notice asserting any such violation. Except as disclosed in the Disclosure Schedule, all such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto, and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification of any such Permits. The Companies have made available for review by Buyer copies of all material correspondence and communications received from any Governmental Entity since January 1, 1996.

     4.17. Business; Registrations.

     (a) Except for ZSC, which is also engaged in the business of providing Brokerage Services, each Company is engaged solely in the business of providing Investment Management Services and certain related businesses and activities and has not engaged in any other business or activity of any kind. No Company has sponsored or participated in the distribution by private offering or otherwise of any interests in any issuer, that would require it to register as an investment company (within the meaning of the Investment Company Act) but for the exceptions contained in Section 3(c)(1), the final clause of Section 3(c)(3), Section 3(c)(7) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act.

     (b) Each Company that is required to be registered as an investment adviser is duly registered as an investment adviser under the Advisers Act and is duly registered, licensed or qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, except for failures to be so registered, licensed or qualified that do not have, either individually or in the aggregate, a Material Adverse Effect on the Companies. Each Company is in compliance in all material respects with all applicable foreign, federal and state laws requiring registration, licensing or qualification as an investment adviser. Each Company that is required to be registered as an investment adviser has delivered or made available to Buyer true, correct and complete copies of its most recent Form ADV, as amended to date, and has made available true, correct and complete copies of all foreign and state registration forms, as amended to date. The information contained in such forms was true, correct and complete in all material aspects at the time of filing and has been amended or modified as required by applicable law.

     (c) No Company nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. No Company nor any "associated person" (as defined in the Advisers Act) thereof is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. No Company nor any "associated person" (as defined in the Advisers Act) has been convicted of any crime or has engaged in any conduct that would require disclosure under Rule 206(4)-4(a)(2) under the Advisers Act or under applicable state law. No Company nor any "associated person" (as defined in the Exchange
Act) thereof is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

     (d) Except as set forth on the Disclosure Schedule, the Companies have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities (collectively, the "Licenses") that are required in order to permit them to carry on the Businesses as presently conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect on the Companies; such Licenses are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Companies.

     (e) ZSC is a member in good standing of the NASD and duly registered as a broker-dealer under the Exchange Act. Except as set forth on the Disclosure Schedule, ZSC is duly registered, licensed and qualified as a broker-dealer in good standing in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, and the absence of such registration, license or qualification would have a Material Adverse Effect. Except as set forth on the Disclosure Schedule, ZSC and its employees do not hold any registrations, memberships or similar membership privileges with any national securities exchange, board of trade, commodities exchange, clearing corporation or association, securities dealers association or similar institution. A true, correct and complete copy of each agreement with respect to each such registration, membership or privilege has been delivered or made available to Buyer and each such agreement is a valid and binding agreement of ZSC and the applicable employee(s), enforceable in accordance with its terms. ZSC is in compliance in all material respects with all applicable foreign, federal and state laws requiring registration, licensing or qualification as a broker-dealer, including without limitation all net capital requirements. ZSC has delivered or made available to Buyer or its Representatives, true, correct and complete copies of its most recent Form BD, as amended to date, and has made available copies of all foreign and state registration forms, likewise as amended to date. The information contained in such forms was true, correct and complete in all material respects at the time of filing and is true, correct and complete in all material respects. ZSC has delivered or made available to Buyer true, correct and complete copies of all of its FOCUS Reports since January 1, 1994. The information contained in such FOCUS Reports was true, correct and complete in all material respects at the time of filing and has been amended or modified as required by applicable law.

     (f) Each Equityholder and each other Person "associated" (as defined under the Advisers Act) with any Company has all Licenses that are required in connection with the conduct of the Businesses as presently conducted and the absence of which would have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Companies; such Licenses are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Companies.

     (g) As of their respective dates, the Regulatory Documents of the Companies, their Affiliates (excluding the Affiliated Investment Partnership Management Companies and the related investment partnerships and Watermark Securities, Inc.) and the Funds complied in all material respects with the requirements of the Securities Laws applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates or as of such other dates as so required under the Securities Laws, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Companies have previously delivered or made available to Buyer a true, correct and complete copy of each such Regulatory Document filed with the SEC after January 1, 1996 and prior to the date hereof and will deliver or make available to Buyer promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by any of the Companies, their Affiliates and the Funds with the SEC after the date hereof and prior to the Closing Date.

     4.18. Investment Contracts and Clients. The aggregate assets under management by the Companies as of September 30, 1998 and December 31, 1997, are accurately set forth on the Disclosure Schedule. The Disclosure Schedule also sets forth an accurate and complete list as of September 30, 1998 and as of December 31, 1997 of all Investment Contracts setting forth the names of the Fund under each such Investment Contract, the amount of assets under management with respect to each such Investment Contract, the fee schedule in effect with respect to each such Investment Contract and any material fee adjustments implemented since December 31, 1997, or presently proposed to be instituted. Each Company is in compliance with the terms of each Investment Contract and is not in default or breach under (with or without the giving of notice or the passage of time) any of the terms of any Investment Contract, except where such non-compliance, breach or default does not have, and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Companies. Each Investment Contract is in full force and effect with respect to the Company party thereto and, to the knowledge of such Company and each Equityholder, each Fund, and constitutes a legal, valid and binding obligation of such Company, and to the knowledge of such Company and each Equityholder, the respective Fund, enforceable in accordance with its terms except as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and court decisions with respect thereto and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law. Each Investment Contract represents the entire understanding of the parties thereto with reference to the transactions contemplated thereby. True, correct and complete copies of each Investment Contract, including a current fee schedule, have been provided or made available to Buyer. No Fund has expressed an intention to terminate or reduce its investment relationship with any Company, or adjust the fee schedule with respect to any Investment Contract in a manner which would reduce the fee to such Company and no fact is known to any Company or any Equityholder that adversely affects in a material respect or would adversely affect in a material respect any of the Investment Contracts set forth on the Disclosure Schedule. No Company has waived any of its rights under any Investment Contract. Each Investment Contract subject to Section 15 of the Investment Company Act to which any of the Companies is a party has been duly approved at all times in compliance with Section 15 of the Investment Company Act and all other Applicable Laws in all material respects. Each such Investment Contract has been performed by the relevant Company in accordance with the Advisers Act and all other Applicable Laws in all material respects.

     4.19. Taxes.

     (a) (i) All Tax returns and reports (including information returns, declarations and reports) and amended or substituted returns and reports required to be filed on or prior to the Closing Date (taking into account any extension of time within which to file) with any Taxing Authority by or on behalf of any Company or any of the Funds (collectively, the "Tax Returns" and singularly, a "Tax Return"), have been or will be duly and timely filed when due in accordance with all applicable laws (including any extensions of such due date); (ii) as of the time of filing, the Tax Returns correctly reflected (and, as to any Tax Returns not filed as of the date hereof, will correctly reflect) the income or other measure of Tax and any other information required to be shown therein; (iii) all Taxes due and payable by any Company or any of the Funds (collectively, the "Taxpayers" and individually, a "Taxpayer") have been timely paid or withheld or adequate provision has been made therefor; (iv) the charges, accruals and reserves for deferred and contingent Taxes reflected on the Historical Financial Statements of the Companies described in Section 4.8 hereof and the Fund Financial Statements described in Section 4.24 hereof, are adequate to cover all Taxes which are or may become payable by the Companies or the Funds, as the case may be, with respect to all periods through the date of such Historical Financial Statements and Fund Financial Statements, except as would not have a Material Adverse Effect on the Companies or the Funds, and the books and records of the Companies and the Funds will contain accruals and reserves adequate to cover all Taxes for all periods ending on or prior to the Closing Date and not covered by such Historical Financial Statements or Fund Financial Statements, except as would not have a Material Adverse Effect on the Companies or the Funds; (v) none of the Taxpayers is delinquent in the payment of any Tax nor have any of them requested any extension of time within which to file any Tax Return, which Tax Return either has not since been filed or with respect to which such extended period has not yet expired; (vi) there are no pending or, to the knowledge of each Company, threatened audits, investigations, claims, administrative or judicial proceedings, or collection actions against or with respect to any Taxpayer in respect of any Tax or assessment; (vii) there are no Liens for Taxes upon the assets of any Taxpayer except Liens for current Taxes not yet due and Liens for Taxes that are being disputed in good faith by appropriate proceedings and that have been reserved against in accordance with GAAP; (viii) the Disclosure Schedule sets forth the taxable years of each Taxpayer as to which audits have been completed, those years which are currently under audit, those years for which audits have not been initiated, and those years for which required Tax Returns have not yet been filed; (ix) none of the Taxpayers is a party to any written or unwritten Tax sharing agreement or indemnity agreement executed or agreed to on or prior to the date of this Agreement; (x) none of the Taxpayers has any liability for the Taxes of any Person other than the Taxpayers; (xi) none of the Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xii) none of the assets of any Company is treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code; (xiii) none of the Companies has ever been included in a consolidated, combined or unitary group for any taxable period; (xiv) none of the Companies has or is required to file Tax Returns in any jurisdiction outside of the United States of America; and (xv) except as set forth in the Disclosure Schedule, none of the Companies has any income which has been allocated, apportioned or otherwise sourced to any state other than the State of New York in any Tax Return of any of the Companies.

     (b) All Taxes required to be withheld by each Taxpayer arising as a result of payments to (or amounts allocable to) foreign partners or other foreign Persons have been collected and withheld, and have been paid to the appropriate Taxing Authority.

     (c) ZGA qualifies (and has qualified since the date of its formation) to be treated as a partnership for Federal, state and local income tax purposes. Euclid is, and since its formation, has been a "domestic eligible entity" that is properly disregarded as an entity separate from ZGA for Federal income tax purposes pursuant to Treas. Reg. ss.301.7701-3(b)(1)(ii).

     (d) Each of ZADV, ZTRA and ZSC has made a valid election to be an S corporation for federal tax purposes effective for the tax years beginning May 19, 1986, in the case of ZADV, June 27, 1988, in the case of ZTRA, and January 1, 1990, in the case of ZSC, and, where required to obtain similar treatment for state and local purposes, has made valid elections or taken other action to obtain such treatment, except as set forth in the Disclosure Schedule. For all periods since the effective date of the S elections, each of ZADV, ZTRA and ZSC has qualified, where applicable, as an S corporation and will continue to qualify as an S corporation until the Closing.


     4.20. Employee Benefit Plans.

     (a) Definitions. Each of the following terms, when used in this Section 4.20, shall have the meanings indicated in this Section 4.20 for that term. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                  (i) "Benefit Arrangement" shall mean any material employment or consulting policy, practice or plan providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or other benefits which (A) is not an ERISA Welfare Plan, ERISA Pension Plan or Multiemployer Plan, (B) is maintained, contributed to or required to be contributed to, as the case may be, by any Company and (C) in which any individual while retained or employed by any Company participates by reason of being so retained or employed.

                  (ii) "Benefit Plans" shall mean all Benefit Arrangements, Multiemployer Plans, ERISA Pension Plans and ERISA Welfare Plans.

                  (iii) "ERISA Affiliate" shall mean any entity (whether or not incorporated) which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with any Company (as such terms are defined in Section 4001(a)(14) of ERISA or Sections 414(b) or (c) of the Code).

                  (iv) "ERISA Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which any Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) in which any individual while retained or employed by any Company or any ERISA Affiliate participates by reason of being so retained or employed.

                  (v) "ERISA Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which any Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) in which any individual while retained or employed by any Company or any ERISA Affiliate participates by reason of being so retained or employed.

                  (vi) "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

                  (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     (b) Disclosure; Delivery of Copies of Relevant Documents and Other Information. The Disclosure Schedule contains a complete list of Benefit Plans and a complete copy of each of the following documents has been delivered or made available by the Companies to Buyer, in each case to the extent applicable:
(i) with respect to each Benefit Plan, the most recent document (and, if applicable, related trust agreements) and all amendments thereto, the most recent written description thereof which has been distributed to employees of the Companies or any ERISA Affiliate and all annuity contracts or other funding instruments pertaining thereto, and for any Benefit Plan which is not in writing, a description of the principal features thereof; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each ERISA Pension Plan and any pending or the most recent application for such a determination letter with respect to each ERISA Pension Plan; (iii) Annual Reports on Form 5500 Series (including all applicable schedules thereto) filed with any Governmental Entity for each Benefit Plan and Tax Returns, if any (including all applicable schedules thereto) for each trust related thereto for the most recent plan year (or the three most recent plan years in the case of an ERISA Pension Plan); (iv) all annual financial statements and accountant's opinions relating to each ERISA Pension Plan and ERISA Welfare Plan for the three most recent plan years; (v) any correspondence or notifications received from any Governmental Entity during the three most recent plan years relating to

Benefit Plans other than routine correspondence relative to Annual Reports on Form 5500 Series; (vi) specimen copies of all administrative forms and related documents used in connection with the administration of each ERISA Pension Plan or ERISA Welfare Plan; (vii) a report of the claims experience under any self-funded ERISA Welfare Plan for the three most recent plan years; and (viii) all other contracts, agreements, insurance policies and fidelity bonds relating to the Benefit Plans

            (c) Compliance. Each ERISA Pension Plan, ERISA Welfare Plan, Benefit Arrangement or trust agreement, annuity contract or funding instrument complies, and has been maintained in compliance in all respects, with its terms and, both as to form and operation, with all applicable requirements, including all reporting and disclosure requirements, prescribed by any and all applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, except where noncompliance would not be reasonably likely to result in a Material Adverse Effect on the Companies.

            (d) Multiemployer Plans. No Company nor any ERISA Affiliate has, at any time, directly or indirectly contributed to or had an obligation to contribute to a Multiemployer Plan.

            (e) ERISA Welfare Plans.

                  (i) Except as set forth in the Disclosure Schedule, the Company has reserved the right to amend or terminate (A) any ERISA Welfare Plan which it currently maintains or (B) its participation in any ERISA Welfare Plan in which it currently participates.

                  (ii) Except as set forth in the Disclosure Schedule, no Company nor any ERISA Affiliate nor any ERISA Welfare Plan has any present or future obligation to make any payment to or under any ERISA Welfare Plan which provides benefits to retirees other than for COBRA benefits under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

                  (iii) Each ERISA Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the provisions of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code at all times.

                  (iv) Except as set forth in the Disclosure Schedule and except as may be payable by a third-party administrator or pursuant to an insured arrangement, there are no contributions or payments of benefit claims with respect to any ERISA Welfare Plan which are or will be 30 days past due.

            (f) ERISA Pension Plans.

                  (i) No ERISA Pension Plan is or has been subject to Title IV of ERISA. Except as would not be reasonably likely to result in a Material Adverse Effect on the Companies, no Company nor any ERISA Affiliate has any Liability for unpaid contributions with respect to any ERISA Pension Plan. There has not been, with respect to any ERISA Pension Plan, any "accumulated funding deficiency," whether or not waived, as defined in
      Section 302 of ERISA or Section 412 of the Code.

                  (ii) Each ERISA Pension Plan (and each related trust agreement, annuity contract or other funding instrument) which is intended to be qualified and tax-exempt under the provisions of Sections 401(a) and 501(a) of the Code has received a determination letter that it is so qualified and no event has occurred nor does any condition exist which is reasonably likely to cause it not to continue to be so qualified.

            (g) Unrelated Business Taxable Income. To the knowledge of the Companies and the Equityholders, no Benefit Plan (or trust or other funding vehicle pursuant thereto) currently has Liability for any Tax under Section 511 of the Code.

           (h) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of any Company that, individually or collectively, provides for the payment by such Company of any amount that is not deductible or will not be deductible under Sections 162 or 404 of the Code.

           (i) Fiduciary Duties and Prohibited Transactions. Except as would not be reasonably likely to result in a Material Adverse Effect on the Companies, no Company nor, to the knowledge of the Companies and the Equityholders, any plan fiduciary of any ERISA Welfare Plan or ERISA Pension Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 406 of ERISA or Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

           (j) Litigation. Except as disclosed in the Disclosure Schedule, there are no pending or, to the knowledge of the Companies and each Equityholder, threatened Actions (other than claims for benefits in the normal course), asserted or instituted against (i) any ERISA Welfare Plan or its assets, (ii) any ERISA Pension Plan or its assets, (iii) any fiduciary of any ERISA Pension Plan or ERISA Welfare Plan with respect thereto or (iv) any Company or any ERISA Affiliate with respect to any Benefit Plan.

           (k) No New Benefit Plans or Amendments. No Company has announced any plan or made any legally binding commitment to create or contribute to any Benefit Plans other than those listed in the Disclosure Schedule or to amend or modify materially any such Benefit Plan now existing except as may be required by law or for compliance with an applicable qualification provision of the Code and no ERISA Affiliate has announced any plan or made any legally binding commitment to create or contribute to any ERISA Pension Plan which is subject to Title IV of ERISA or any Multiemployer Plan, or to amend or modify materially any ERISA Pension Plan, or create any new ERISA Pension Plan, which is subject to Section 412 of the Code or Section 302 of ERISA, except as may be required by law or for compliance with an applicable qualification provision of the Code.

           (l) No Other Liability. No event has occurred in connection with which any Company or any Benefit Plan, directly or indirectly, would be subject to any material Liability (i) under any statute, regulation or governmental order relating to any Benefit Plans or (ii) pursuant to any obligation of any Company to indemnify any Person against Liability incurred under any such statute, regulation or order as they relate to the Benefit Plans.

           4.21. Partners, Shareholders, Officers and Employees.

           (a) The Disclosure Schedule contains a true, correct and complete list of all current officers of each Company. In addition, the Disclosure Schedule contains a list of all partners, members, managers, shareholders, employees and consultants of each Company who, individually, have received compensation from such Company for the fiscal year ended December 31, 1997 in excess of $100,000. The aggregate annual compensation of each such individual heretofore furnished to Buyer in writing is true and correct.

           (b) No consultant or other Person other than the Companies' employees (the "Employees"), none of whom are also employed by the Affiliated Investment Partnership Management Companies or the related investment partnerships or Watermark Securities Inc., renders Investment Management Services to or on behalf of the Companies. No Company has any obligation, contingent or otherwise, whether written or oral, under (i) any collective bargaining or other labor agreement, (ii) any retainer or consulting arrangements or (iii) any other employee or employment-related Contract or non-terminable (whether with or without penalty) employment arrangement (each, together with any service or employment-related Contract disclosed on the Disclosure Schedule pursuant to Sections 4.14 and 4.20 (other than a Benefit Arrangement) hereof, an "Employment Arrangement"). No Company is in default with respect to any material term or condition of any Employment Arrangement, including, without limitation, after the giving of notice, lapse of time or both. No Company is delinquent (as determined in accordance with the Company's payroll practices and reimbursement policies) in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of employment of any of such employees, neither the Companies nor Buyer would, by reason of the transactions contemplated under this Agreement or anything done prior to the Closing, be liable to any of such employees for so-called "severance pay" or any other payments. No Company has any policy, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in the Disclosure Schedule. The Companies are in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair wages and hours. There are no charges that have been filed of employment discrimination or unfair labor practices against or involving any Company. There are no grievances, complaints or charges that have been filed against any Company under any dispute resolution procedure that would have a Material Adverse Effect on the Companies or the conduct of their respective Businesses, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. The Companies have in place all employee policies required by Applicable Laws, except where the failure to have in place such policies would not have a Material Adverse Effect on the Companies and there have been no material violations of any of the Company's employee policies. No Company nor any of the Equityholders has received any information indicating that any of Company's employment policies or practices are currently being audited or investigated by any Governmental Entity. Each Company is, and at all times since the later of November 6, 1986 and such Company's inception has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986.

           4.22. Insurance. Each Company has in full force and effect such insurance with respect to the Businesses, its property and assets for such amounts and such terms as set forth in the Disclosure Schedule and all bonds required by ERISA and by any Contract to which any Company is a party as set forth on the Disclosure Schedule. Each Company has delivered or made available copies of all such policies to Buyer. No Company is in default under any such insurance policy or bond.

           4.23. Transactions with Interested Persons. Except as set forth in the Disclosure Schedule, no Company nor any partner, member, officer, supervisory employee, shareholder or director of any Company or, to the knowledge of the Companies and each Equityholder, any member of the Immediate Family or Affiliate of such Equityholder or other Person, (a) is a competitor of, or a party to any material transaction or material Contract or arrangement with, any Company, (b) serves as an officer or director or in another similar capacity of, any Fund or any competitor of any Company, or any Person that has a material Contract or arrangement with any Company, or (c) owns directly or indirectly on an individual or joint basis (other than in or through beneficial ownership of less than five percent of the outstanding securities of a publicly traded company), any interests in any competitor or any Person that has a material Contract or arrangement with any Company.

           4.24. Certain Additional Representations and Warranties as to the Funds. With respect to the representations and warranties in this Section 4.24 as to Funds for which any Company provides sub-advisory services, such representations and warranties are to the knowledge of each Company and each Equityholder.

           (a) The Disclosure Schedule sets forth: (i) a true, complete and correct list, as of the date hereof, of each Fund for which any Company acts as investment adviser, sub-adviser or distributor (including any entities organized under the laws of jurisdictions outside the United States), (ii) the most recent date on which each Investment Contract was renewed or continued in accordance with Section 15 of the Investment Company Act, and (iii) the aggregate net asset value (as defined for purposes of the Investment Company Act) of each of the Funds as of December 31, 1997 and September 30, 1998. The Companies have no Clients other than the Funds. All payments due under each distribution or principal underwriting agreement to which any Fund is a party have been made in compliance with the related distribution plan adopted by the relevant Fund Board under Rule 12b-1 under the Investment Company Act ("Rule 12b-1" and each such plan, a "12b-1 Plan"), and a copy of each 12b-1 Plan adopted by any Fund (or form of 12b-1 Plan adopted by similar series or classes of shares offered by more than one Fund) has been supplied to or made available to Buyer and each 12b-1 Plan adopted by a Fund and the operation of each such 12b-1 Plan currently complies with Rule 12b-1 in all material respects. Except as set forth in the Disclosure Schedule, none of the Investment Contracts, or any other arrangements or understandings relating to any of the Companies' rendering of investment advisory or management services (including, without limitation, all sub-advisory services), administration or distribution services to any Fund contains any undertaking by such entity to cap fees or to reimburse any or all fees thereunder, except as required by the Applicable Law of any jurisdiction in which the shares of any Fund party thereto are qualified for distribution. Each Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust or partnership power and authority, and possesses all rights, licenses, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted and to perform its obligations under the Fund Agreements to which it is a party with each of the Funds, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Applicable Law. The Companies have delivered or made available to Buyer a list of all such jurisdictions where each Fund is qualified. Each Fund is, and at all times required under the Securities Laws has been, duly registered with the SEC as an investment company under the Investment Company Act or is a series thereof. As to each Fund, there has been in full force and effect an investment advisory, sub-advisory, distribution or underwriting agreement (as applicable) at all times since the inception of such Fund and the Companies received compensation respecting their activities in connection with each of the Funds only as provided by the Fund Agreements and as permitted by the Investment Company Act and other applicable law. None of such Funds is in default in the performance, observance or fulfillment of any of the terms or conditions of its organizational documents (each as amended to date), true and complete copies of which have been provided or made available to Buyer, and such documents are in full force and effect. No Fund has any subsidiaries or affiliates (as such terms are defined in Rule 12b-2 of the Exchange Act) other than the Companies, the Funds and the officers and directors (or trustees) of the Funds.

           (b) Except as set forth in the Disclosure Schedule, (i) since
January 1, 1994, the shares or units of beneficial interest of each Fund have been duly and validly issued and are fully paid and nonassessable and the shares or units of beneficial interest of each such Fund are qualified for public offering and sale in each jurisdiction where offers are made to the extent required under Applicable Law; and (ii) each Fund, since inception, has been operated and is currently operating in compliance in all respects with its respective investment objectives and policies and Applicable Law. None of the assets of any of the Funds constitute plan assets pursuant to the plan asset regulations set forth in 29 C.F.R. ss.2510.3-101.

           (c) The Companies have delivered or made available to Buyer true, complete and correct copies of the financial statements for each of the Funds for each of their respective fiscal years ending in 1995, 1996 and 1997, respectively, as are currently available, and unaudited financial statements of each of the Funds for the first six-months of its most recent fiscal year if the date of this Agreement is eight months after the beginning of a Fund's fiscal year, and will deliver or make available to Buyer true, complete and correct copies of any such financial statements as are not currently available promptly upon such financial statements becoming available (collectively, the "Fund Financial Statements"). The Fund Financial Statements have been prepared in accordance with GAAP, and will be so prepared, except as otherwise disclosed in such Fund Financial Statements or the notes thereto. The Fund Financial Statements present fairly the financial position of each of the Funds as of the date of each such Fund Financial Statement and the results of operations and changes in net assets of each of the Funds during the period covered by each such Fund Financial Statement in accordance with GAAP. The Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by each of the Funds during the periods covered by each Fund Financial Statement. None of the Funds has any obligation or Liability (contingent or other) that, individually or in the aggregate, is material to the financial condition or results of operations of such Fund, except (i) as reflected in the Fund Financial Statements or (ii) as set forth in the Disclosure Schedule or (iii) as may be incurred in the ordinary course of business, consistent with past practice.

           (d) The Companies have delivered or made available to Buyer true, complete and correct copies of the following documents (collectively, the "Fund Agreements"):

                  (i) all agreements and arrangements for the distribution of shares of the Funds by which any of the Funds is bound;

                  (ii) all custody agreements, transfer agent agreements and similar agreements or arrangements by which any of the Funds is bound;

                  (iii) all administrative service and similar agreements by which any of the Funds is bound; and

                  (iv) all Investment Contracts by which any of the Funds is bound.

Each Fund Agreement was duly approved in accordance with the applicable provisions of the Investment Company Act. Except as listed in the Disclosure Schedule, each Fund Agreement is in full force and effect and enforceable in accordance with its terms. Except as disclosed in the Disclosure Schedule, there does not exist under any Fund Agreement any event of default or event or condition that, after notice or lapse of time or both, would constitute an event of default thereunder on the part of any of the Companies or the Funds or, to the knowledge of the Companies or the Equityholders, any other party thereto.

           (e) Each of the Funds has issued its shares or interests pursuant to valid and effective registration statements under the Investment Company Act and/or the Securities Act and applicable state securities or "blue sky" laws, which registration statements have, at all times when such registration statements were effective, complied as to form in all material respects with the requirements of the Investment Company Act and the Securities Act then in effect and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and which were, in the event of any subsequent material misstatements or omissions, promptly amended or supplemented to correct any such misstatement or omission. The offerings and sales of the shares and interests in the Funds complied with Applicable Law. Each of the Funds' investments have been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and at all times when the investments were held. No stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Companies and the Equityholders, are contemplated.

           (f) Except as set forth the Disclosure Schedule, none of the Companies has sponsored or participated in the distribution by public or private offering of any interests in any limited partnerships or other entities or Persons other than the Funds.

           (g) Each of the Funds has filed all prospectuses, annual information forms, registration statements, proxy statements, financial statements, other forms, reports, sales literature and advertising materials and any other documents required to be filed with applicable regulatory or other Governmental Entities, and any amendments thereto (the "Reports"). The Reports (i) have been prepared in accordance with the requirements of Applicable Law, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

           (h) Except as set forth in the Disclosure Schedule, since January 1, 1996, none of the Funds have been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Laws. The Fund Boards operate in all respects in conformity with the requirements and restrictions of Sections 10, 15(f) and 16 of the Investment Company Act.

           (i) To the knowledge of the Companies and the Equityholders, no basis exists upon which any Company would have any material Liability to any Fund pursuant to any B Share Financing Contract.

           (j) As of the Closing Date, the resolutions of each Fund Board including, among other things, recommendations to stockholders of the Funds for approval of new Fund Agreements and, as applicable, approval by the Fund Board of new distribution, transfer agent, and marketing services agreements, acceptance of resignations of certain members of Fund Boards effective as of the Closing, and nomination of certain persons as additional directors, if any, who may be nominated by such Fund Boards as new directors of the Funds as of the Closing (the "Fund Board Resolutions") will have been duly adopted by each such Fund Board by an affirmative vote of all members of such Board and such additional votes as may be required under Section 15 of the Investment Company Act and, if applicable, Rule 12b-1 thereunder, at a meeting duly called with notice and held in person as contemplated by Section 15(c) and Rule 12b-1 of the Investment Company Act, and such resolutions remain in full force and effect.

           (k) Except as set forth in the Disclosure Schedules, no exemptive orders or SEC no-action letters have been obtained, nor are any requests pending therefor, with respect to any Fund under the Securities Laws other than any such orders or no-action letters which are no longer in effect or applicable to the current operation of any Fund.

           (l) Except as set forth in the Disclosure Schedule and except as contemplated by Section 6.2 of this Agreement, no action of the Fund Boards or the shareholders of the Funds is required in connection with the transactions contemplated by this Agreement.

           (m) Each of (i) the proxy solicitation materials to be distributed to the shareholders of each Fund in connection with the approvals described in
Section 6.2 of this Agreement, and (ii) the materials provided to the Fund Boards in connection with the approvals described in Section 4.24(j) of this Agreement will provide all information necessary in order to make the disclosure of information therein satisfy the requirements of Section 14 of the Exchange Act and Sections 15 and 20 of the Investment Company Act, as applicable, and such materials and information (except to the extent supplied by Buyer) will be complete in all respects and will not contain (at the time such materials or information are distributed, filed or provided, as the case may be) any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading in any respect, and will not omit to state any material fact necessary in order to make the statements therein not false or misleading or (with respect to information included in proxy statements) necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

           (n) Each of the Funds has made a valid election to be a regulated investment company and each of the Funds has satisfied the relevant requirements of the Code for all taxable years, or parts thereof, of such Fund ending prior to the Closing as to its status as a regulated investment company as defined in Sections 851-855 of the Code. No Company nor any of the Funds has received any notice or other communication relating to or affecting any Fund's compliance with any of these relevant requirements.

           (o) The Disclosure Schedule contains a true, complete and correct list, as of the date hereof, of all agreements and contracts of the following types, written or oral, to which any Fund is a party or by which any Fund or any of their respective properties is bound as of the date hereof: (i) mortgages, indentures, security agreements, loan, financing and credit agreements and other agreements, guarantees and instruments relating to the borrowing of money by any Fund; (ii) any lease for real property, material lease for personal or intangible property (whether as lessee or lessor), and material license, service and processing agreement; (iii) any agreement with respect to Tax allocation as to the Taxes paid for credit for a Tax loss on a Tax Return or report; and (iv) any other material agreement, contract and commitment. True and complete copies of all such contracts, agreements and commitments (or, in the case of material oral contracts, a description of the material terms thereof) have been previously made available for review by Buyer, and such contracts, agreements and commitments contain substantially the entire understanding between any Fund and the other party or parties thereto with respect to the subject matter thereof.

           (p) The advertising and sales literature used by the Funds in connection with the public offering and sale of the Funds (including any advertising or sales literature used pursuant to Rule 482 under the Securities Act and filed by the Companies or the Funds with the NASD for review in accordance with 497(i) under the Securities Act) complies in all material respects with the Securities Laws and, to the knowledge of the Companies and the Equityholders, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (q) No Company nor any Affiliated Person (as defined in the Investment Company Act) or any other "interested person" of any Company as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Funds, other than bona fide ordinary compensation as principal underwriter for any of the Funds or as broker in connection with the purchase or sale of securities in compliance with Section 17(e) of the Investment Company Act, or (ii) from any of the Funds or its security holders for other than bona fide investment advisory, administrative or other services. Accurate and complete disclosure of all such compensation arrangements has been made in the Funds' registration statements filed under the federal securities laws.

           (r) To the Companies' and the Equityholders' knowledge, there is no reason why the consents described in Section 6.2(b)(i) shall not be obtained.

           4.25. No Other Agreements to Sell. No Equityholder has any legal obligation, absolute or contingent, to any Person to sell partnership or equity interests in any Company, to effect any merger, consolidation or other reorganization of any Company or to enter into any agreement with respect thereto. Except as contemplated by this Agreement, no Company nor any Equityholder has made a commitment or entered into negotiations, to sell or transfer any part of the assets of any Company other than in the ordinary course of their respective businesses.

      4.26. No Brokers. Other than Merrill Lynch & Co., whose fees shall be paid by the Equityholders, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from the Companies, any of the Equityholders or any of their respective Affiliates in connection with this Agreement or the transactions contemplated hereby.

      4.27. Title to Assets and Properties. Each of the Companies has good, valid and marketable title to all of the properties and assets, tangible and intangible, reflected in the Company Balance Sheets as being owned by it, except those sold or otherwise disposed of in the ordinary course of business, free and clear of all Liens, except for minor Liens which in the aggregate are not substantial in amount, do not detract from the value of the property or assets subject thereto or interfere with the present or anticipated use thereof and have not arisen other than in the ordinary course of the Businesses and except as disclosed in filings made pursuant to the Uniform Commercial Code. The Disclosure Schedule lists all leases and related material agreements relating to real estate and equipment to which any Company is a party. The Companies have made available for review by Buyer true, correct and complete copies of all such leases and related agreements. Each Company has performed all obligations required to be performed by it with respect to all assets and properties leased by it through the date hereof, except where the failure to perform does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Companies. The assets and properties owned or leased by the Companies include all assets and properties that are used in the conduct of their respective businesses. No Company owns any real property. All buildings and all fixtures, equipment and other property and assets which are held under leases or subleases by any of the Companies are held under valid leases or subleases.

      4.28. Filing Documents. None of the information regarding any of the Companies or any of their Affiliates or the Funds supplied or to be supplied by the Companies for inclusion in any documents to be filed with any Governmental Entity in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Entity, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.29. Environmental Matters. Each of the Companies and each of the Funds have complied in all material respects with all applicable Environmental Laws, and none of the Companies or Funds is subject to any claim or liability under any Environmental Law. "Environmental Law" means (i) any federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, (x) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) relating to the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances (as hereinafter defined), in each case as amended and as now in effect. "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component.

      4.30. B Share Financing Contracts.

           (a) Each B Share Financing Contract identified as such in the Disclosure Schedule (each, a "B Share Financing Contract") is in full force and effect and constitutes, to the knowledge of the Companies and the Equityholders, the legal, valid and binding obligation of the parties thereto, and is enforceable in accordance with its terms, except, in each case, as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and court decisions with respect thereto and general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity. Such B Share Financing Contracts are the only agreements relating to the subject matter thereof to which any Company is a party or which relate to the Funds. No encumbrance exists that could result in the termination or cancellation of, or result in a diminution of funding under, the B Share Financing Contracts. True, correct and complete copies of all such B Share Financing Contracts have been previously delivered or made available by the Companies to Buyer.

           (b) Neither the execution and delivery of this Agreement by the Companies and the Equityholders, nor the consummation by the Companies and the Equityholders of the transactions contemplated hereby to be performed by them, nor compliance by the Companies and the Equityholders with any of the terms or provisions hereof, will violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default or event of termination (or an event which, with notice or lapse of time, or both, would constitute a default or event of termination) under, result in the termination of or a right of termination or cancellation under, result in the diminution of any funding under, give rise to any material Liabilities (or an event which, with notice or lapse of time, or both, would give rise to any material Liabilities) under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Lien upon the Partnership Interests, the Shares or the material properties, Material Contracts or material assets of any Company under, or, except as set forth in the Disclosure Schedule, require any notice, approval or consent under, any B Share Financing Contract or could reasonably be expected to prevent consummation of the transactions contemplated hereby.

           4.31. Accuracy of Documents and Information. No representations or warranties made by any Company or the Equityholders in this Agreement, the Disclosure Schedule or the Related Agreements or in any document, exhibit, certificate, opinion or schedule furnished to Buyer pursuant hereto or thereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein, in the light of the circumstances in which they were made, not misleading. The copies of all documents furnished to Buyer hereunder are true, correct and complete copies of the originals thereof.

           4.32. Information in Proxy Materials of the Funds. The information or data relating to the Companies, the Equityholders and their respective Affiliates in the proxy materials to be furnished to shareholders of the Funds for the purpose of approving new investment advisory agreements with the Companies to take effect immediately after the assignment at the Closing of the then existing investment advisory agreements will not contain, at the times such proxy materials are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Except as set forth on the Disclosure Schedule, Buyer hereby represents and warrants to the Companies and each Equityholder as follows:

           5.1. Organization and Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. Buyer has the power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets.

           5.2. Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement and the Related Agreements and to authorize and consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Related Agreements will at Closing be, duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by each of the Companies and the Equityholders party thereto) constitutes and each of the Related Agreements will at Closing constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether applied in proceedings at law or in equity.

           5.3. No Violation. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby to be performed by it, nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate any provision of the organizational documents of Buyer or (ii) except as set forth in Disclosure Schedule, and assuming that the consents and approvals referred to in Section
6.2 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which Buyer or any of its Affiliates or any of its properties, contracts or assets is subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Lien upon the properties, Contracts or assets of Buyer, or require any notice, approval or consent under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Affiliates is a party, or by which Buyer or any of its Affiliates, or any of its or their properties or assets, may be bound or affected.

            5.4. Governmental Authorization. Except for (a) consents, approvals and notices as are set forth in Section 6.2 hereof and the Disclosure Schedule and (b) the applicable filings under the HSR Act, no consents, approvals or authorizations of, or filings or registrations with, or licenses from, or notices to, any Governmental Entity or any third party are necessary in connection with (i) the execution, delivery and performance by Buyer of this Agreement and the Related Agreements to which Buyer is a party and (ii) the consummation by Buyer of the transactions contemplated hereby and thereby.

            5.5. Financial Statements. Buyer has heretofore delivered to the Equityholder Designee (i) the audited consolidated balance sheets of Buyer and its Subsidiaries as of December 31, 1997, 1996 and 1995, and the audited consolidated statements of income, changes in stockholders' equity and cash flows of Buyer and its Subsidiaries for the years ended December 31, 1997, 1996 and 1995, together in each case with the related notes thereon and the related unqualified reports of Buyers' independent public accountants, and (ii) the unaudited consolidated balance sheets of Buyer and its Subsidiaries as of the Balance Sheet Date and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows of Buyer and its Subsidiaries for the nine months ended September 30, 1998, in each case together with the related notes thereon (the "Buyer Financial Statements"). The Buyer Financial Statements have been prepared in conformity with GAAP (except as may otherwise be noted in the footnotes thereto) heretofore adopted by, and applied consistently with the past practices of and consistent with the books and records of, Buyer and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the financial position, results of operations and cash flows of Buyer and its Subsidiaries as at, or for the periods ended on, such dates.

            5.6. Absence of Certain Changes. Since the Balance Sheet Date, Buyer has conducted its business in the ordinary and regular course, in a manner consistent with past practice, and except as contemplated by this Agreement, the Related Agreements or the Disclosure Schedule there has not been any event or events or occurrence or occurrences which has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.

            5.7. Litigation. Buyer is not in default with respect to any judgment, order, writ, injunction, decree or restriction of any court or Governmental Entity, and there are no unsatisfied judgments against Buyer or its activities, properties or assets, except for such defaults and unsatisfied judgments that do not have, either individually or in the aggregate, a Material Adverse Effect on Buyer. There is not a reasonable likelihood of an adverse determination of any pending Actions against Buyer which would, individually or in the aggregate, have a Material Adverse Effect on Buyer.

            5.8. Compliance with Laws. Except as disclosed in the Disclosure Schedule, Buyer holds, and has at all times held, and at Closing will hold, all Permits necessary for the lawful ownership and use of its properties and assets and the conduct of its businesses under and pursuant to, and has complied with each, and is not in default under any, Applicable Law relating to it or any of its assets, properties or operations, and there are no outstanding violations of any of the above and Buyer has not received notice asserting any such violation, except for such defaults and violations that do not have, either individually or in the aggregate, a Material Adverse Effect on Buyer. All such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto, and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification of any such Permits.

            5.9.  Business; Registrations

                        (a) Neither Buyer nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Buyer nor any "associated person" (as defined in the Advisers Act) thereof is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Buyer nor any "associated person" (as defined in the Advisers Act) has been convicted of any crime or has engaged in any conduct that would require disclosure under Rule 206(4)-4(a)(2) under the Advisers Act or under applicable state law. Neither Buyer nor any "associated person" (as defined in the Exchange Act) thereof is ineligible pursuant to
Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

                        (b) Except as set forth on the Disclosure Schedule, Buyer has all Licenses that are required in order to permit it to carry on its business as presently conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect on Buyer; such Licenses are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Buyer.

                        (c) As of their respective dates, the Regulatory Documents of Buyer and its Affiliates complied with the requirements of the Securities Laws applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates or as of such other dates as so required under the Securities Laws, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5.10. Filing Documents. None of the information regarding Buyer or any of its Affiliates supplied or to be supplied by Buyer for inclusion in any documents to be filed with any Governmental Entity in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Entity, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           5.11. No Brokers. Other than Putnam, Lovell, de Guardiola & Thornton, Inc., whose fees shall be paid by Buyer, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

           5.12. Cash Consideration. Buyer will have sufficient cash on hand to pay the Estimated Closing Date Payment Amount as of the Closing Date.

           5.13. Section 15 of the Investment Company Act. Neither Buyer nor any of its Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Funds or would in any way violate Section 15(f) of the Investment Company Act as a result of the transactions contemplated hereby.

           5.14. Information in Proxy Materials of the Funds. The information or data relating to Buyer and its Affiliates in the proxy materials to be furnished to shareholders of the Funds for the purpose of approving new investment advisory agreements with the Companies to take effect immediately after the assignment at the Closing of the then existing investment advisory agreements will not contain, at the times such proxy materials are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 6

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

           6.1. Conduct Prior to Closing. During the period from the date hereof through the Closing Date except as expressly contemplated or permitted by this Agreement, the Equityholders shall cause each Company to operate its Business only in the usual, regular and ordinary course consistent with past practice, and shall use its reasonable best efforts to preserve intact its business organization, relationships and assets and maintain its rights, franchises, goodwill and business and Client, customer, officer and employee relations necessary to conduct the Businesses as currently conducted in all material respects. Without in any way limiting the foregoing, during the period from the date hereof through the Closing Date, the Equityholders shall not permit any Company to do any of the following without the prior written consent of Buyer:

           (a) purchase or redeem, directly or indirectly, any Partnership Interests, Shares or other equity interests in any Company;

           (b) issue or sell any Partnership Interests, Shares or other equity interests in any Company;

           (c) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other Person, or make any loans or advances to any Person, except in the ordinary course of business consistent with past practice, or issue or sell any debt securities;

           (d) mortgage, pledge or otherwise encumber any of its material properties or material assets, tangible or intangible, or otherwise dispose of any of its material assets or material properties or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business consistent with past practice;

           (e) amend, waive or otherwise modify in any material respect the terms of any of the Investment Contracts, including, but not limited to, reductions in the amount of fees owing to any Company under such Investment Contracts;

           (f) except as required by law or as set forth in the Disclosure Schedule, (i) grant or make any change in control, severance or termination payments to any Equityholder or any officer, employee or consultant of any Company except pursuant to plans or agreements in existence on the date hereof,
(ii) enter into any option, employment, deferred compensation or other similar agreement (other than an agreement for employment "at will") with any Person (or enter into any amendment to any such existing agreement with any Equityholder or any officer, employee or consultant of any Company), (iii) increase benefits payable under any existing severance or termination pay policies or agreements,
(iv) adopt, amend in any material respect or terminate any employment, bonus, profit-sharing, compensation, stock option, pension, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of the Equityholders or officers, employees or consultants, or (v) pay, or provide for, any increase in compensation, bonus or other benefits payable to the Equityholders or officers, directors, employees or consultants of any Company except (A) for normal increases in the ordinary course of business consistent with past practice, (B) as required by the terms of contracts or agreements in effect on the date hereof, and (C) as specifically contemplated by this Agreement, the Employment Agreements and the Servicing Agreement;

           (g) amend or agree to amend its Organizational Documents (or comparable instruments), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person, subdivide or in any way reclassify any shares of its capital stock or its equity interests, or change or agree to change in any manner the rights of its outstanding capital stock or its equity interests;

           (h) change in any material respect its accounting practices or principles except as required by law or GAAP;

           (i) enter into or recommend that any Fund enter into any type of business different from that conducted by the Companies or such Fund as of the date of this Agreement or enter into or participate in any additional joint ventures or partnerships;

           (j) other than in the ordinary course of business, acquire direct or indirect control over any Person or make any acquisition of all or a substantial part of the business or operations of any Person or dispose of any business or operations;

           (k) pay, discharge, settle or satisfy any claims or Liabilities other than in the ordinary course of business consistent with past practice;

           (l) grant to any Person (excluding the Affiliated Investment Partnership Management Companies and the related investment partnerships and Watermark Securities, Inc., and any successor companies or newly created investment management companies affiliated with, and engaged in the same business as currently conducted by, the Affiliated Investment Partnership Management Companies) any right, title or interest in or to the name "Zweig" or "Glaser" or any derivative thereof;

           (m) except as and to the extent required, based on the written advice of counsel, in the exercise of its fiduciary obligations, or as required under the B Share Financing Contracts or the C Share Financing Contract, in the case of any Fund, request that action be taken by the Fund Board of any Fund, other than in connection with the approvals referred to in Section 6.2(b) hereof and routine actions that would not reasonably be expected to have a Material Adverse Effect on the Companies;

           (n) voluntarily divest itself of management of any mutual fund or other assets under management;

           (o) except as set forth in the Disclosure Schedule, issue, sell or purchase, or issue any option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion), or enter into any contracts, agreements or arrangements to issue or sell, any shares of its capital stock or its equity interests;

           (p) create, renew, amend, terminate or cancel, or take any action that might result in the creation, renewal, amendment, termination or cancellation of, any Contract other than in the ordinary course of business consistent with past practice;

           (q) enter into, or agree to enter into, any contract, agreement or arrangement with any of its Affiliates other than those entered into in the ordinary course of business consistent with past practice;

           (r) except as set forth in the Disclosure Schedule and except in the ordinary course of business consistent with past practice, incur or assume, or agree to incur or assume, any liability or obligation (whether or not currently due and payable) relating to its business or any of its assets;

           (s) declare or pay any dividends or make any capital distributions in respect of its capital stock or partnership interests in property or assets other than cash, the "Artwork" located on the premises covered by the Lease and the split-dollar life insurance policies owned by the Companies; or

           (t) authorize, agree (by contract or otherwise) or commit to do any of the foregoing.

           6.2.  Consents and Approvals.

           (a) The parties to this Agreement shall cooperate with each other and use their reasonable best efforts promptly to prepare and file (on a confidential basis if requested by any of the other parties and permitted under Applicable Law) all necessary documentation, to effect (on a confidential basis if requested by any of the other parties and permitted under Applicable Law) all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and the Related Agreements, including but not limited to, any filings to be made under the HSR Act which filings shall be made within 30 days of the date of this Agreement, and requests for required consents under the Contracts. Buyer agrees to take all reasonable steps necessary to satisfy any conditions or requirements imposed by any Governmental Entity in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, other than those conditions or requirements, in the aggregate, the satisfaction of which by Buyer is reasonably likely to result in a Material Adverse Effect on Buyer, the Companies or the Equityholders. If any required consent of or waiver by any third party (excluding any Governmental Entity) is not obtained prior to the Closing, or if the assignment of any Contract would be ineffective or would adversely affect any material rights or benefits thereunder so that Buyer would not in fact receive all such rights and benefits, the parties hereto, each without cost, expense or liability to the other, shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results intended. The parties to this Agreement will have the right to review in advance, and will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information and confidentiality, all the information relating to Buyer or the Companies, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall promptly deliver to the other parties hereto evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to the other parties hereto a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Entity in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto covenant and agree to take no action (i) which would render any of their representations and warranties contained herein untrue in any material respect at and as of the Closing Date or (ii) which would materially and adversely affect the ability of any of them to satisfy any of the conditions applicable to them set forth in
Article 3.

           (b) Without limiting the foregoing, the Equityholders shall, as promptly as practicable, use their reasonable best efforts to, and use their reasonable best efforts to cause the Companies and each of the Funds to use their reasonable best efforts to, obtain all consents necessary to be obtained by the Companies, any of their Affiliates or the Funds, in order for the Equityholders and the Companies to consummate the transactions contemplated hereby. To the extent that the rights of any Company under any Contract, including any Investment Contract, may not be assigned without the consent or approval of another party thereto, and/or in the case of the Funds, the shareholders and independent trustees thereof, the Equityholders shall cause such Company to use its reasonable best efforts to obtain any such consent prior to the Closing (collectively, the "Client Consents"). In connection with the foregoing, the Companies shall permit Buyer to participate, at its request, in the effort to obtain the Client Consents, including, without limitation, any meetings or communications with the investment advisers to those Funds for which any Company acts as adviser or sub-adviser.

                  (i) The Equityholders shall cause the Companies to use their reasonable best efforts to, or cause the Funds to, as promptly as practicable, cause the Fund Boards of all of the Funds to (x) approve new underwriting or distribution agreements for such funds with PEPCO, and (y) approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements and sub-advisory agreements with the respective Company, in each case to be effective on the Closing Date, pursuant to the provisions of Section 15 of the Investment Company Act and consistent with all requirements of the Investment Company Act applicable thereto or any other applicable foreign securities laws, provided that such agreements referenced in clauses (x) and (y) above are identical in all material respects to the existing agreements other than the term of the agreement. The Companies shall, in consultation with Buyer, retain a proxy solicitor reasonably acceptable to Buyer to assist in the solicitation of proxies to obtain the requisite approval from the shareholders of such Funds. The Companies also shall take any similar action required under the Investment Company Act to continue any underwriting or distribution agreements of the Funds.

                  (ii) The Equityholders shall cause the Companies to (x) use their reasonable best efforts to cause each Fund to prepare, file with and cause to be cleared by the SEC and all other Governmental Entities having jurisdiction thereover, as promptly as practicable after the date hereof, all proxy solicitation materials required to be distributed to the shareholders of the Funds with respect to the actions to be approved by the shareholders of the Funds in connection with this Agreement, and (y) use their reasonable best efforts to cause such Funds to mail such proxy solicitation materials to such shareholders promptly after clearance thereof by the SEC and to convene a meeting of the shareholders of each Fund as soon as reasonably practicable after the mailing of the proposal as described in subsection (x) hereof, all such consents and proxy solicitation materials to be in a form reasonably satisfactory to Buyer.

                  (iii) All proxy statements to be prepared for use by the Funds in connection with the transactions contemplated by this Agreement and any written information provided by any Company and/or Buyer to each Fund Board in connection with this Agreement or the transactions contemplated hereby at the time such information is provided and, in the case of a proxy statement, at the date of the shareholder vote for which such proxy statement will be used, as then amended or supplemented, and any information disseminated to any Clients in respect of the transactions contemplated hereby at the time such information is disseminated, in each case, will be accurate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact (x) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) necessary to correct any statement in any earlier communication that has become false or misleading.

           (c) All such notices, any other solicitation materials and any forms of consents referred to in this Section 6.2 shall be in form and substance reasonably satisfactory to Buyer.

           6.3   B Share Financing Contracts.

           (a) The Companies shall use their reasonable best efforts to obtain all consents necessary to be obtained by the Companies and any of their Affiliates under the B Share Financing Contracts prior to the Closing in order for the Equityholders and the Companies to consummate the transactions contemplated hereby. If, after use of such reasonable best efforts, such consents shall not have been obtained, the Companies shall use their reasonable best efforts to obtain replacement financing for such B Share Financing Contracts having substantially the same material terms and conditions as the B Share Financing Contracts and such other terms and conditions as are reasonably satisfactory to Buyer.

           (b) Buyer shall use its reasonable best efforts to assume the B
Share Financing Contracts. If the Companies seek replacement financing for the B Share Financing Contracts pursuant to Section 6.3(a), Buyer shall, if requested by the Companies, take any actions necessary to assist in replacing such B Share Financing Contracts with financing having substantially the same material terms and conditions as the B Share Financing Contracts and such other terms and conditions as are reasonably satisfactory to Buyer.

           6.4   C Share Financing Contract.

           (a) The Companies shall use their reasonable best efforts either to
(i) obtain all consents necessary to be obtained by the Companies and any of their Affiliates under the C Share Financing Contract identified as such in the Disclosure Schedule (the "C Share Financing Contract") prior to the Closing in order for the Equityholders and the Companies to consummate the transactions contemplated hereby or (ii) replace such C Share Financing Contract with financing on terms reasonably acceptable to Buyer prior to the Closing. If such consents are not obtained prior to the Closing and such alternate financing is not obtained prior to the Closing, then the Equityholders shall use their reasonable best efforts to obtain such consents or replace such financing as expeditiously as possible.

           (b) Buyer shall use its reasonable best efforts to (i) assume the C Share Financing Contract and (ii) if requested by the Companies, take any actions necessary to assist in replacing such C Share Financing Contract with financing on terms reasonably acceptable to Buyer.

           6.5 Year 2000 Compliance. The Companies shall cooperate with Buyer in implementing procedures which will enable the Companies to become Year 2000 Compliant on a timely basis, including permitting Buyer to monitor the implementation of such procedures and providing Buyer reasonable access to the Companies' personnel responsible for the Companies' software and electronic data processing systems, from the date of this Agreement to the Closing Date. The Companies shall provide Buyer with information relating to the status of the Funds and the third party providers of services material to the Companies' businesses and operations in becoming Year 2000 Compliant from the date of this Agreement to the Closing Date. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to a Person, that the software and electronic data processing systems used in such Person's business will function without material error caused by the introduction of dates falling on or after January 1, 2000.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

           7.1.  Current Information; Notification of Certain Matters.

           (a) During the period from the date of this Agreement through the Closing Date, the Equityholders shall cause each of the Companies to confer on a regular and frequent basis with Representatives of Buyer with respect to the status of the Businesses and the Companies' and the Funds' ongoing operations. The Equityholders shall cause each of the Companies to furnish to Buyer copies of monthly and quarterly financial statements or other reports of the results of operations, if any, prepared by the management of any Company for each month or quarter, as applicable, as soon as the same become available. During the period from the date of this Agreement through the Closing Date, the Equityholders shall cause each of the Companies to promptly notify Buyer of any material change in the normal course of the Companies' businesses or those of the Funds or of any complaints from a governmental or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to its attention, which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby, and the Equityholders shall cause each of the Companies, to keep Buyer informed with respect to such events. The Equityholders shall cause each of the Companies to, and Buyer shall, notify each other of the status of regulatory applications and third party consents related to the transactions contemplated hereby. The Equityholders shall cause each of the Companies to advise Buyer promptly of any notices of governmental examinations, inspections or audits and as to the results thereof.

           (b) The Equityholders shall cause each of the Companies to give prompt notice to Buyer of any event, act or omission of which it has knowledge which results or is reasonably expected to result in a Material Adverse Effect on the Companies. The Equityholders shall cause each of the Companies to give prompt notice to Buyer of (i) any event or act of which it has knowledge which materially and adversely affects the ability of any Company to consummate the transactions contemplated hereby or by any Related Agreement and (ii) any notice or other communication from any third party of which any Company has knowledge alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement. Each party shall use its reasonable best efforts to remedy any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

           7.2.  Access; Confidential Information.

           (a) The Equityholders shall cause each of the Companies to allow Buyer, its accountants, counsel, financial advisers and other Representatives such access during normal business hours, and without material business interruption, to its books, records (including, without limitation, Tax Returns and appropriate work papers of independent auditors under normal professional courtesy) and properties, and to such other information as such party may reasonably request in connection with the transactions contemplated hereby.

           (b) All non-public records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning the Companies and the Funds furnished to Buyer or its Representatives pursuant to this Agreement shall be treated as confidential unless (i) the party providing the Information has made such information available to the public generally, or (ii) such Information is required to be disclosed by applicable laws or regulations or by court order or decree or by Buyer's auditors or regulators. No Information furnished to Buyer or its Representatives shall be used by such Person or disclosed to any other person for any purpose other than with respect to the transactions contemplated by this Agreement. In the event of the termination of this Agreement pursuant to Article 8 hereof, this Section 7.2(b) and the Confidentiality Agreement dated September 15, 1998 between Buyer and the Companies (the "Confidentiality Agreement") shall survive, and Buyer shall promptly return or destroy all Information furnished to it and its Representatives hereunder and all analyses, compilations, data, studies and other documents prepared by Buyer or its Representatives containing or based in whole or in part on any such Information.

           (c) Upon consummation of the transactions contemplated hereby, all Information concerning the Companies shall be treated as confidential by the Equityholders unless (i) the Buyer has made such Information available to the public generally, or (ii) such information is required to be disclosed by applicable laws or regulations or by court order or decree or by the Equityholders' auditors or regulators.

           7.3. Third Party Proposals. During the period from the date hereof through the Closing Date or the date on which this Agreement is terminated pursuant to Section 8.1 hereof, none of the Companies, any of their Subsidiaries, the Equityholders or any of their respective Affiliates, Representatives or advisors, shall directly or indirectly solicit or encourage inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any Partnership Interest, Share or other equity interest in, any of the Companies or any of their Subsidiaries (other than as may concern any Affiliated Investment Partnership Management Companies and Watermark Securities, Inc.) or any merger or business combination with any of the Companies or any of their Subsidiaries (other than as may concern any Affiliated Investment Partnership Management Companies and Watermark Securities, Inc.) or any voluntary assignment of any investment advisory, sub-advisory, administrative or distribution agreements of any of the Companies, in each case other than as contemplated by this Agreement (each, an "Acquisition Proposal"), or furnish any information to any such Person. The Companies, the Equityholders and any of their respective Affiliates, Representatives and advisors shall notify Buyer immediately if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, any of the Companies, their Subsidiaries, the Equityholders or any of their respective Affiliates, Representatives or advisors (other than as many concern any Affiliated Investment Partnership Management Companies and Watermark Securities, Inc.). The Companies and the Equityholders shall, and shall cause their respective Affiliates, Representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal and shall seek to have all materials distributed to Persons in connection therewith by the Companies, the Equityholders or any of their respective Affiliates, Representatives or advisors returned to the Companies promptly or destroyed. None of any of the Companies, the Equityholders or any of their respective Affiliates, Representatives or advisors, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect. The Companies and the Equityholders shall cause their respective Affiliates, Representatives and advisors to comply with the provisions of this Section 7.3.

           7.4. Publicity. The parties hereto will consult with each other as to the form, substance and timing of any press release or other public disclosure with respect to this Agreement or any of the transactions contemplated hereby, and no such release or other public disclosure shall be made without the written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties.

           7.5. Satisfaction of Conditions in Section 15(f) of the Investment Company Act. Each Company, the Equityholders and Buyer agree to use their reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act in respect of the Funds. Without limiting the foregoing, each Company, the Equityholders and Buyer agree as follows:

           (a) For a period of not less than three years after the Closing Date, Buyer shall assure that no more than 25% of the members of the Fund Board of any Fund shall be "interested persons" (as defined for purposes of Section 15(f)(1)(A) of the Investment Company Act) of any Company, Buyer or any Affiliate of Buyer, or of the predecessor investment adviser of such Fund;

           (b) For a period of not less than two years after the Closing Date, neither Buyer nor any of its Affiliates (or any entity which will act as adviser to the Funds) shall impose an unfair burden on any of the Funds as a result of the transactions contemplated hereby; and

           (c) Buyer agrees not to amend or modify the indemnification provisions or any exculpation provisions of any of the advisory or underwriting agreements with any of the Funds in a manner designed to benefit the adviser or the underwriter to the detriment of the Funds.

Notwithstanding anything to the contrary contained herein, the agreements contained in this Section 7.5 are intended only for the benefit of the parties hereto and their respective stockholders or partners.

           7.6. Name Change for Funds. The parties agree to cooperate and to use their reasonable best efforts to take all actions necessary (including to obtain the consents necessary under the B Share Financing Contracts and the C Share Financing Contract) to change the names of the Funds, other than the sub-advised funds, to the "Phoenix-Zweig" funds as soon as practicable after the Closing Date.

           7.7. Further Assurances. Both before and after the Closing Date, Buyer, the Companies and the Equityholders shall cooperate in good faith with one another and shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

           7.8. Aggregate Capital; Liquid Assets. The Equityholders agree that on the Closing Date, the Companies shall have Aggregate Capital of not less than $2,750,000 and cash and cash equivalents of not less than $750,000.

           7.9. Lease. The parties agree to take all reasonable actions necessary to comply with the conditions set forth in Section 3.3(s) with respect to the Lease.

           7.10. State Takeover Statutes. Each party will take all steps necessary to exempt (or continue the exemption of) the transactions contemplated hereby from, and challenge the validity of, any applicable state takeover law, as now or hereafter in effect.

           7.11. Employees, Employee Benefits. In the event that Buyer terminates any benefit plans or programs that were provided by any of the Companies to employees or former employees of the Companies on the Closing Date, then such employees or former employees, as the case may be, shall immediately become participants in a comparable employee benefit plan or program available to Buyer's employees (and their spouses, dependents and beneficiaries) upon terms and conditions which are no less favorable than those afforded Buyer's employees. Such employees shall receive credit for their service with the Companies (including service with any predecessor company which was credited under the plan which was terminated by Buyer) for purposes of determining their eligibility to participate, vesting and eligibility for benefits (but not for purposes of benefit accruals under any defined benefit pension plan) under such employee benefit plans and programs. Furthermore, with respect to any health and dental plans in which the Companies' employees or former employees may have become entitled to participate, Buyer agrees, to the extent permitted by the applicable plan, that such individuals shall be entitled to participate without regard to any applicable waiting periods and any limitation on pre-existing conditions.

           Following the Closing, Buyer shall cause the Companies to perform, and shall guarantee the performance by the Companies of, their respective obligations under each of the Employment Agreements.

           7.12. Officers' and Directors' Indemnification and Insurance.

           (a) Buyer agrees that all rights of indemnification existing in favor of the Equityholders, members, employees, agents, directors and officers of any of the Companies as provided in their Organizational Documents, in effect on the date hereof, will survive the Closing and continue in full force and effect for a period of not less than six years from the Closing with respect to matters occurring prior to or at the Closing. For a period of six years from the Closing, Buyer shall use its reasonable best efforts to provide, or cause the

Companies to provide, that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Companies (determined as of the Closing) with respect to claims against such directors and officers arising from facts or events which occurred before or at the Closing, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Companies; provided that Buyer or the Companies, as the case may be, shall not be obligated to make a premium payment per year in respect of such policy (or replacement policy) which exceeds, for the Companies' officers and directors, 200% of the annual premium payment on the Companies' current policy in effect on the date of this Agreement.

           (b) Buyer shall cause the Companies to indemnify, defend and hold harmless, to the same extent as Buyer provides such indemnity to its former or then current officers, directors, members, employees and agents, the present (determined as of the Closing) and future officers, directors, members, employees and agents of all of the Companies in their capacities as such (each a "Covered Party") from and after the Closing against all Damages arising out of actions or omissions occurring from and after the Closing, other than Damages with respect to claims made by Buyer under this Agreement. Buyer shall use its reasonable best efforts to provide, or cause the Companies to provide director's and officer's liability insurance that serves to reimburse the present (determined as of the Closing) and future officers and directors of the Companies with respect to Damages arising from facts or events which occurred from and after the Closing, other than Damages with respect to claims made by Buyer under this Agreement, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Buyer to its then current directors and officers.

           (c) In the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assignees of Buyer assume the obligations set forth in this Section 7.12.

           (d) The provisions of this Section 7.12 are intended to be for the benefit of, and shall enforceable by, each Covered Party and his or her heirs and representatives.

            7.13. Buyer Reliance Upon Equityholder Designee; Equityholder Designee Indemnification.

      (a) Following the Closing, Buyer may rely and shall be fully protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder by the Equityholder Designee.

      (b) Following the Closing, the Equityholders shall indemnify the Equityholder Designee in his or her capacity as such and hold the Equityholder Designee in his or her capacity as such harmless from and against any Damages which the Equityholder Designee may reasonably incur as a result of its acting as the Equityholder Designee hereunder or in connection with the performance of any of its duties hereunder to the fullest extent permitted by Applicable Law.

                                    ARTICLE 8

                                   TERMINATION

           8.1.  Termination.

           (a) This Agreement may be terminated prior to the Closing as follows:

           (i) by mutual written consent of the Equityholder Designee and Buyer;

           (ii) by either Buyer or the Equityholder Designee (the "Notifying Party") if the Equityholders or Buyer, as the case may be (the "Notified Party"), shall have failed to perform and comply in all material respects with its or their agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 30 days after receipt by the Notified Party of notice in writing from the Notifying Party, specifying the nature of such failure and requesting that such failure be remedied; provided that the Notifying Party may not terminate this Agreement pursuant to this subsection
(ii) for an additional 30 days if the Notified Party continues in good faith to use its reasonable best efforts to perform or comply with such agreements and covenants, other than in respect of approvals of any Governmental Entity, in which case the Notifying Party may not terminate this Agreement under this subsection (ii) as long as the Notified Party continues in good faith to use its reasonable best efforts to perform or comply in respect of the approvals of any Governmental Entity as required hereunder;

           (iii) by either Buyer or the Equityholder Designee if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Entity having competent jurisdiction;

           (iv) by Buyer if any condition to Buyer's obligations hereunder becomes incapable of fulfillment through no fault of such party and is not waived by such party;

           (v) by the Equityholder Designee if any condition to the Companies' and the Equityholders' obligations hereunder becomes incapable of fulfillment through no fault of such parties and is not waived by such parties; or

           (vi) without any further action on June 30, 1999, if the Closing has not occurred on or before June 30, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of a party to perform or observe the covenants and agreements of such party set forth herein, in which case this Agreement shall terminate pursuant to this Section 8.1(a)(vi) only upon delivery of written notice of such termination by a party that has not so failed to perform or observe its covenants and agreements to each other party hereto in accordance with the provisions of Section 8.1(b).

           Notwithstanding Section 8.1(a)(iii) - (v) hereof, a party who is or whose Affiliate is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 8.1(a)(iii) - (v).

           (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination, except for a termination pursuant to Section 8.1(a)(vi) which shall be effective as of the date set forth therein subject to the terms of such Section 8.1(a)(vi). If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in
Section 8.2.

           8.2. Survival After Termination. If this Agreement is terminated in accordance with Section 8.1 hereof and the transactions contemplated hereby are not consummated, except as otherwise specifically provided herein, this Agreement shall become void and of no further force and effect, without any Liability on the part of any party hereto (or any of its Representatives), except for the provisions of Sections 7.2 and 11.2 and this Section 8.2. Notwithstanding the foregoing, nothing in this Section 8.2 or in Article 9 shall relieve any party to this Agreement of liability for a willful breach of any representation, warranty, agreement, covenant or other provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.


                                    ARTICLE 9

                                 INDEMNIFICATION

           9.1.  Indemnification.

           (a) From and after the Closing Date, each of the Equityholders, severally, and not jointly, hereby covenant and agree to indemnify, defend and hold harmless Buyer and its Affiliates and Representatives from and against such Equityholder's Allocable Share (as defined in this Section 9.1(a)) any and all Damages incurred in connection with or arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by any Company or any Equityholder in or pursuant to this Agreement or the Disclosure Schedule;
(ii) any breach, non-compliance or nonfulfillment by any Company or any Equityholder of any covenant, agreement or undertaking to be complied with or performed by them contained in or pursuant to this Agreement; (iii) any claim made by any Person relating to or arising from the conduct of the Businesses at any time prior to the Closing Date (including, without limitation, breach of contract claims, indemnity or guaranty claims, malicious or intentional misconduct, negligence, fraud, personal injury, property damage and workers' compensation claims arising from events occurring prior to the Closing Date) that is not either (x) adequately accrued in the Balance Sheets, whether or not disclosed on the Disclosure Schedule, or (y) incurred by a Company since the Balance Sheet Date in the ordinary course of business of such Company consistent with past practice, not in violation of or conflict with any terms, agreements, warranties, representations and conditions of such Company and the Equityholders contained in this Agreement and which is not material, individually or in the aggregate or (iv) any Damages arising out of that certain litigation described in Section 4.12(b) of the Equityholders' Disclosure Schedule. Each Equityholder acknowledges that Buyer has entered into this Agreement in reliance upon, among other things, the indemnification provisions contained in this Section 9.1(a), including, without limitation, those contained in clauses (iii) and (iv) above. As used herein, the "Allocable Share" of any Equityholder of the Damages payable by the Equityholders pursuant to this Article 9 of this Agreement shall be the percentage of such Equityholder's portion of the Estimated Closing Date Payment Amount set forth opposite such Equityholder's name on Schedule 2.3.

           (b) In addition to the indemnifications provided for in Section 9.1(a) above for any inaccuracy or breach of the representations or warranties, or the breach of any covenant, agreement or undertaking made by any of the Companies and the Equityholders in Section 4.19 hereof, each of the Equityholders shall be responsible for, and shall, severally, and not jointly, indemnify, defend and hold harmless Buyer against, their Allocable Share of (i) all Taxes imposed on (and related Damages incurred by) any Company, any Fund or any of the Equityholders relating to taxable periods ending on or prior to the Closing Date or periods which include the Closing Date to the extent attributable to the income, assets, operations or reporting requirements of any Company for all periods ending on or prior to the Closing Date (including, without limitation, all Taxes referred to in the Disclosure Schedule as possible of assessment for taxable periods prior to the Closing Date and all Taxes (and Damages relating to, or to any dispute or defense against, such Taxes) resulting from or attributable to the Elections under Section 338 (h)(10) of the Code or the purchase of the Partnership Interests, other than Taxes for which Buyer is responsible under Section 11.2) and (ii) the present value utilizing a 12% discount rate of any Taxes incurred or to be incurred (and the amount of any Damages relating to, or to any dispute or defense against, such Taxes), by any of ZADV, ZTRA and ZSC (the "S Corps" and, individually, the "S Corp") by reason of the inability of such S Corp to increase the Tax basis of its assets, for New York State and New York City income Tax purposes, to an amount equal to the aggregate purchase price, as finally determined, attributable to the assets of such S Corp as a result of the acquisition of the stock of such S Corp, provided, however, that the Equityholders' indemnity under clause (ii) hereof shall be limited to the Escrow Amount held under, and subject to the provisions of, the Indemnification Escrow Agreement. If a Tax audit is commenced or any Tax is claimed for any period of any Company, any Fund or any Equityholder prior to the Closing Date, such Tax audit or claim shall be treated as a lawsuit or enforcement action for purposes of Section 9.1(d) hereof; provided, that the Equityholders, severally, and not jointly, shall be solely responsible for their Allocable Share of all liabilities and expenses arising therefrom (including, without limitation, Taxes, interest and penalties).

           (c) From and after the Closing Date, Buyer shall indemnify, defend and hold harmless each of the Equityholders, their respective Affiliates and Representatives from and against any and all Damages incurred in connection with or arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by Buyer in or pursuant to this Agreement, (ii) any breach, non-compliance or nonfulfillment by Buyer of any covenant, agreement or undertaking to be complied with or performed by it contained in or made pursuant to this Agreement, or (iii) any claim made by any Person relating to or arising from the conduct of the Businesses at any time after the Closing Date (including, without limitation, breach of contract claims, indemnity or guaranty claims, malicious or intentional misconduct, negligence, fraud, personal injury, property damage and workers' compensation claims arising from events occurring after the Closing Date) other than claims relating to, or based upon, actions or inactions taken by the Equityholders in their capacities as officers, directors or employees of the Companies.

           (d) If a claim for Damages is to be made by a party entitled to indemnification hereunder (the "Indemnified Party") against the indemnifying party (the "Indemnifying Party"), the Indemnified Party shall give written notice to the Indemnifying Party as soon as reasonably practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.1(d). If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Indemnifying Party as soon as reasonably practicable (and in any event within 15 Business Days after the service of the citation or summons); provided, that the failure of any Indemnified Party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates actual material damage caused by such failure. After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice, satisfactory to the Indemnified Party, to handle and defend the same, at the Indemnifying Party's cost, risk and expense provided that the Indemnifying Party and its counsel shall proceed with diligence and in good faith with respect thereto. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, subject to the Indemnifying Party's control of the defense and investigation of such lawsuit or action, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. No Indemnifying Party shall be permitted to settle any such lawsuit or action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required in the case of a settlement involving solely the payment of monetary damages.

           (e) Notwithstanding any of the provisions of this Section 9.1, Buyer agrees not to make claims for money Damages under Section 9.1(a) unless and until the aggregate of such claims exceeds the Indemnification Threshold; provided, however, that (i) the Indemnification Threshold shall not be applicable to claims by Buyer for Damages arising from a breach by any Company or any Equityholder of any provisions of Sections 4.1, 4.3, 4.19, 4.20, 4.26 and
7.8 and Damages described in Section 9.1(a)(iv), and as provided in Sections 9.1
(b) and 10.4(b), and any claim arising from a breach of any provisions of, or pursuant to, any such Section shall not be taken into account for purposes of determining when the Indemnification Threshold has been met and (ii) once the Indemnification Threshold has been met with respect to money Damages as to which the Indemnification Threshold is applicable, Buyer shall be entitled to the amount of such Damages in excess of the Indemnification Threshold. Notwithstanding any of the provisions of this Section 9.1, the Equityholders agree not to make claims for money Damages hereunder unless and until the aggregate of such claims exceeds the Indemnification Threshold; provided, however, that (i) the Indemnification Threshold shall not be applicable to claims by the Equityholders for Damages arising from a breach by Buyer of any provisions of Sections 5.1, 5.2 and 5.11 and any claim arising from a breach of any provisions of any such Section shall not be taken into account for purposes of determining when the Indemnification Threshold has been met and (ii) once the Indemnification Threshold has been met with respect to money Damages as to which the Indemnification Threshold is applicable, the Equityholders shall be entitled to the amount of such Damages in excess of the Indemnification Threshold. Notwithstanding any of the provisions of this Section 9.1, except with respect to Damages arising from the fraud or willful misconduct of any party hereto and Damages described in Section 9.1(a)(iv), and as provided in Sections 9.1(b) and 10.4(b), in no event shall the aggregate indemnification obligations of (i) any Equityholder exceed such Equityholder's Allocable Share of $30,000,000, and (ii) Buyer exceed $30,000,000.

           (f) All claims for indemnification under Sections 9.1(a)(i) or
(c)(i) must be asserted within the applicable survival periods set forth in
Section 11.1 of this Agreement.

           (g) Indemnification Sole Remedy. Except with respect to Damages arising out of the fraud of any Company, any Equityholder or Buyer, each of the Companies, the Equityholders and Buyer hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all monetary claims arising from any breach of any representation, warranty, covenant or agreement set forth herein, shall be pursuant to the indemnification provisions set forth in this Article.


                                   ARTICLE 10

                                   TAX MATTERS

            10.1. Section 338(h)(10) Election.

            (a) Shareholders and Buyer shall jointly make timely and irrevocable elections under Section 338(h)(10) of the Code with respect to the sale of the Shares hereunder and, if permissible, similar elections under any applicable state or local income tax laws. Shareholders and Buyer shall report the transactions consistent with such elections under Section 338(h)(10) of the Code or any similar state, local or foreign tax provision (the "Elections") and shall take no position contrary thereto unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state, local or foreign tax provision).


            (b) Buyer shall be responsible for preparing drafts of all forms, attachments and schedules necessary to effectuate the Elections (including, without limitation, Internal Revenue Service Form 8023 and any similar forms under applicable state or local income tax laws) (the "Section 338 Forms"). As soon as reasonably practicable following the Closing Date, and in no event more than one hundred twenty Business Days thereafter, Buyer shall furnish the Equityholder Designee with a copy of each such draft Section 338 Form prepared by Buyer together with a copy of a report (the "Allocation Report") of the proposed allocation pursuant to Section 10.1(c).

            (c) The Shareholders and Buyer agree to allocate the price at which ZADV, ZTRA and ZSC are deemed to have sold their assets pursuant to Section 338(h)(10) of the Code and in a manner consistent with Schedule 10.1 attached hereto. Any adjustment to the consideration paid pursuant to this Agreement shall result in an appropriate adjustment to such allocation.

            (d) Buyer, and the Shareholders agree that none of them shall, or shall permit any of their Affiliates to, take any action to modify the Section 338 Forms following the execution thereof, or to modify or revoke the Elections following the filing of the Section 338 Forms, without the written consent of Buyer and the Equityholder Designee.

            (e) Buyer, ZADV, ZTRA and ZSC shall, and shall cause their respective Affiliates to, file all Tax Returns in a manner consistent with the information contained in the Section 338 Forms filed and the allocation provided pursuant to Section 10.1(c).

            10.2. Section 754 Election. If requested by Buyer, the Partners shall cause an election under Section 754 of the Code to be made with respect to ZGA for the taxable year of ZGA that includes the Closing and shall not seek to revoke such election. The Partners and Buyer agree to allocate the purchase price for ZGA to its respective assets in accordance with Schedule 10.1. Any adjustment to the consideration paid pursuant to this Agreement shall result in an appropriate adjustment to such allocation.

            10.3. Tax Covenants

           (a) Except as otherwise provided in Section 10.1(b), Buyer shall prepare (or cause to be prepared) all Tax Returns of the Companies for any taxable year ended after the Closing Date. With respect to any Tax Return relating to taxable periods which include periods preceding the Closing Date, Buyer shall prepare (or cause to be prepared) such Tax Return in a manner consistent with past practices of the Companies and shall provide the Equityholder Designee with a reasonable opportunity to review such Tax Return at least twenty days prior to the filing thereof. Buyer agrees that, unless otherwise prohibited by Applicable Law, it will treat the Tax basis of the assets of each S Corp as having been increased to an amount equal to the aggregate purchase price, as finally determined, attributable to the assets of such S Corp as a result of the acquisition of the stock of such S Corp, and shall use reasonable efforts to claim any and all New York State and New York City income Tax deductions attributable to such assets consistent therewith.

            (b) The Equityholders shall prepare, or cause to be prepared, all income Tax Returns of the Companies required to be filed by the Companies for any taxable year ended on or prior to the Closing Date in a manner consistent with past practices of the Companies. The Equityholders shall provide Buyer with a reasonable opportunity to review such Tax Returns at least twenty days prior to the filing thereof.

            10.4. Pre-Closing Taxes and Tax Refunds; Amendment of Returns.

            (a) Any refund or other Tax Benefit received by Buyer or the Companies on or after the Closing Date with respect to Taxes of the Companies, for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date (the "Pre-Closing Period") shall be allocated to the Equityholders, and shall promptly be paid to the Equityholder Designee for distribution to the Equityholders.

           (b) The Equityholders shall be responsible for, and shall promptly pay, (i) any Taxes imposed on the Companies or the Equityholders for any taxable year or period that ends on or before the Closing Date or any period which includes the Closing Date to the extent attributable to the income, assets, operations or reporting requirements of the Companies or the Equityholders for any such period ending on or prior to the Closing Date, and any Damages incurred in connection with any Tax Return filed by the Companies with respect to any such period, including, but not limited to, all Taxes (and Damages relating to, or to any dispute or defense against, such Taxes) resulting from or attributable to the Elections under Section 338(h)(10) of the Code or the purchase of the Partnership Interests, other than Taxes for which Buyer is responsible under
Section 11.2 and (ii) the present value utilizing a 12% discount rate of any Taxes incurred or to be incurred (and the amount of any Damages relating to, or to any dispute or defense against, such Taxes), by any S Corp by reason of the inability of such S Corp to increase the Tax basis of its assets, for New York State and New York City income Tax purposes, to an amount equal to the aggregate purchase price, as finally determined, attributable to the assets of such S Corp as a result of the acquisition of the stock of such S Corp, provided, however, that the Equityholders' indemnity under clause (ii) hereof shall be limited to the Escrow Amount held under, and subject to the provisions of, the Indemnification Escrow Agreement. The Indemnification Threshold and the limitation on the aggregate indemnification obligations of the Equityholders set forth in the last sentence of Section 9.1(e) (the "Indemnification Cap") shall not be applicable to claims by Buyer for Damages arising from a breach by the Equityholders of this Section 10.4(b) and any claim arising from such a breach shall not be taken into account for purposes of determining when the Indemnification Threshold or Indemnification Cap has been met.

            10.5. Assistance  and  Cooperation.   From  and  after  the  Closing
Date,  the Equityholders and Buyer shall:

            (a) assist in all reasonable respects (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns of the Companies which such other party is responsible for preparing and filing;

            (b) cooperate in all reasonable respects in preparing for any audits of, or disputes with Taxing Authorities regarding, any Tax Returns of the Companies or any Affiliate of the Companies;

            (c) make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of the Companies;

            (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Companies for taxable periods for which the other may have a liability under Article 10;

            (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any tax audit or information request with respect to the Companies with respect to any such taxable period; and

            (f) make available to Equityholders and to any Taxing Authority as reasonably requested all information, records, and documents of the Companies in connection with any matter relating to Taxes of Equityholders.

            10.6. Contests and Payment Procedures.

            (a) Notwithstanding anything to the contrary in this Agreement, the Equityholder Designee shall, in consultation with Buyer, control, manage and be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any Pre-Closing Period and shall have the right to settle or contest any such audit, contest, claim, proceeding or inquiry provided, however, that if any such settlement would materially and adversely impact a Tax Return of any of the Companies or their Affiliates with respect to the period beginning the day after the Closing Date, Buyer and the Equityholder Designee shall mutually agree on the terms of such settlement.

            (b) Buyer shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to any item relating to Taxes not covered by Section 10.6(a).


                                   ARTICLE 11

                                  MISCELLANEOUS

           11.1. Survival of Representations and Warranties. The representations and warranties contained herein and in any document, instrument, certificate or other writing delivered pursuant hereto shall survive the Closing for a period of two years from the Closing Date, except for the representations and warranties contained in (i) Sections 4.1, 4.3, 4.26, 5.1, 5.2 and 5.11 hereof which shall survive indefinitely and (ii) Sections 4.19 and 4.20 hereof which shall survive until the expiration of the applicable statute of limitations with respect to the matters contained therein. All statements contained in the Disclosure Schedule or in any certificate delivered at the Closing pursuant to the transactions contemplated hereby shall be deemed to be representations and warranties of the applicable party hereto contained herein. Notwithstanding anything in this Agreement to the contrary, any Damages as to which a notice of claim has been given in writing prior to the expiration of the applicable period set forth above in this Section 11.1 shall survive until payment or other final resolution of such claim. Nothing contained in this
Section 11.1 shall affect any covenant, agreement or undertaking contained in this Agreement or in any instrument delivered pursuant to this Agreement or pursuant to any agreement or transactions contemplated hereby which covenant, agreement or undertaking is to be performed after the Closing Date.

           11.2. Expenses; Transfer Taxes. All Expenses incurred in connection with the transactions contemplated by this Agreement, other than those associated with obtaining shareholder approval (including proxy solicitation costs) or filings under the Hart-Scott-Rodino Act ("HSR Filings"), shall be paid by the party incurring such Expenses. All Expenses associated with obtaining shareholder approval (including proxy solicitation costs) or HSR Filings shall be borne equally by Buyer, on the one hand, and the Equityholders, on the other hand. Any Taxes in the nature of a sales or transfer tax, and any stock transfer tax, payable on the sale or transfer of all or any portion of the Partnership Interests or Shares or the consummation of any other transaction contemplated hereby shall be paid by Buyer.

           11.3. Set-Off. Without limiting any other rights that Buyer may have pursuant to this Agreement or the Related Agreements, Buyer shall be entitled to set off against any amount payable by it to any of the Equityholders pursuant to this Agreement or the Related Agreements any amount owed by the Equityholders to Buyer or any of its Affiliates pursuant to this Agreement or the Related Agreements and/or the amount of any Damages against which Buyer, or its Affiliates is then entitled to be indemnified by the Equityholders pursuant to this Agreement or the Related Agreements.

           11.4 Consolidation Buyer reserves the right, following the Closing, to consolidate any or all of the Companies into Buyer or one or more of its Subsidiaries, whether by merger, dissolution or otherwise.

           11.5. Notices. Unless otherwise provided herein, any notice, request, instruction or other document or communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, on the date received if mailed by registered or certified mail (return receipt requested), (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt, (c) one Business Day following dispatch if sent by reputable overnight courier or (d) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

      If to Buyer, or to any Company after the Closing Date:

                        Phoenix Investment Partners, Ltd.
                        56 Prospect Street
                        Hartford, Connecticut 06115-0480
                        Attention:  Thomas N. Steenburg, Esq.
                        Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

                                           -and-

                        Stroock & Stroock & Lavan LLP
                        180 Maiden Lane
                        New York, New York  10038-4982
                        Attention:  David L. Finkelman, Esq.
                        Telephone:  (212) 806-5400
                        Facsimile:  (212) 806-6006

      If to any Equityholder, or to any Company prior to the Closing Date:

                        Zweig/Glaser Advisers
                        900 Third Avenue
                        New York, New York 10022
                        Attention:  Martin E. Zweig and Eugene J. Glaser
                        Telephone:  (212) 451-1100
                        Facsimile:  (212) 451-1495

                                           -and-

                              With a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Attention:  Craig M. Wasserman, Esq.
                        Telephone:  (212) 403-1313
                        Facsimile:  (212) 403-2000

           11.6. Counterparts. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission, provided that the originally signed counterpart is subsequently delivered) each of which shall be deemed to constitute one and the same instrument.

           11.7. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without giving effect to principles of conflict of laws.

           11.8. Waiver; Amendment.

           (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, (i) such amendment or waiver is in writing and (ii) in the case of an amendment, signed by Buyer, the Equityholder Designee and each Company, and in the case of a waiver, signed by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           11.9. Entire Agreement; Persons Benefiting; Etc. This Agreement, the Related Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns provided that no party, except as otherwise provided in
Section 2.1 hereof, may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties thereto. No provision of this Agreement shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of any Company in respect of continued employment or resumed employment.

           11.10. Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the City of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 11.5 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.10 shall affect the right of a party to serve legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding in the courts of other jurisdictions.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                              PHOENIX INVESTMENT PARTNERS, LTD.

                                    By:   /s/  Philip R. McLoughlin
                                          -----------------------------------
                                          Name: Philip R. McLoughlin
                                          Title: Chairman and CEO


                              ZWEIG/GLASER ADVISERS

                                By: GLASER CORP.,
                                          General Partner


                                    By:   /s/  Rosalind Glaser
                                          -----------------------------------
                                          Name:  Rosalind Glaser
                                          Title:    President

                                    By:  ZWEIG MANAGEMENT CORP.,
                                          General Partner

                                    By:   /s/  Marc Baltuch
                                          -----------------------------------
                                          Name: Marc Baltuch
                                          Title:      President


                               EUCLID ADVISORS LLC

                                    By:   /s/  Eugene J. Glaser
                                          -----------------------------------
                                          Name: Eugene J. Glaser
                                          Title:      President


                               ZWEIG ADVISORS INC.

                                    By:   /s/  Michael Link
                                          -----------------------------------
                                          Name: Michael Link
                                          Title:      Asst. Treasurer

                                    ZWEIG TOTAL RETURN ADVISORS, INC.

                                    By:   /s/  Michael Link
                                          -----------------------------------
                                          Name: Michael Link
                                          Title:      Asst. Treasurer


                                    ZWEIG SECURITIES CORP.

                                    By:   /s/  Charles I. Leone
                                          -----------------------------------
                                          Name: Charles I. Leone
                                          Title: 1st VP, CFO and Asst. Secretary


                                   EQUITYHOLDERS

                                   GLASER CORP.

                                    By:   /s/  Rosalind Glaser
                                          -----------------------------------
                                          Name: Rosalind Glaser
                                          Title:      President


                                    ZWEIG MANAGEMENT CORP.

                                    By:   /s/  Marc Baltuch
                                          -----------------------------------
                                          Name: Marc Baltuch
                                          Title:      President


                             EQUITYHOLDER DESIGNEE,
                                      on his own behalf and as attorney-in-fact for the other individual Equityholders listed on Schedule A hereto

                                          /s/  Martin E. Zweig
                                          -----------------------------------
                                          Name: Martin E. Zweig